EXHIBIT 10.1

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is made and entered into as of September 3, 2003 (the “Effective Date”), by and between POZEN INC., a Delaware corporation (“POZEN”), with a business address of 1414 Raleigh Road, Suite 400, Chapel Hill, NC 27517, and XCEL PHARMACEUTICALS, INC., a Delaware corporation (“Xcel”), located at 6363 Greenwich Drive, Suite 100, San Diego, CA 92122. POZEN and Xcel are sometimes referred to in this Agreement individually as a “Party” and collectively as “Parties.”

RECITALS

A. Xcel is a specialty pharmaceutical company focused on the treatment of disorders of the central nervous system and possesses substantial expertise in the marketing of pharmaceutical products for the treatment of migraine.

B. POZEN is a pharmaceutical development company currently specializing in the development of products for migraine therapy.

C. Xcel desires to obtain, and POZEN is willing to grant, the exclusive right to market, promote, sell and distribute POZEN’s MT 300™ product within the United States of America and its territories in accordance with this Agreement.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

The capitalized terms used herein will have the meanings given to them in this Section 1 and throughout this Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

1.1 “Affiliate” means a corporation or other business entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Party. For purposes of this definition only, “control” and, with corresponding meanings, the terms “controlled by” and “under common control with,” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal

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entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity; provided, however, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2 “ANDA” means an abbreviated NDA filed pursuant to 21 C.F.R. §§ 314.92 et seq. (2003), or any equivalent filing as may be available at the time.

1.3 “Autoinjector” means the automatic injection device for multiple uses selected by the Parties in accordance with Section 3.2.1.

1.4 “Autoinjector Presentation” means the Initial Licensed Product in the Autoinjector.

1.5 “CMC” has the meaning as set forth in Section 2.1.

1.6 “Combination Product” means any formulation of dihydroergotamine in any dosage strength in combination with one or more additional pharmaceutically active ingredients administered by [***] or [***], and specifically without limitation excluding any formulation administered by any [***].

1.7 “Commercial Launch” means nationwide launch of commercial sale, promotion and distribution of a Licensed Product in the Territory following Marketing Approval for such Licensed Product.

1.8 “Commercialization” means (a) pre-launch market development activities conducted with a product in anticipation of Marketing Approval, and (b) marketing, promotion, use, advertising, selling, having sold, distributing or importing a product after Marketing Approval has been obtained. The term “Commercialize” has a correlative meaning.

1.9 “Commercially Reasonable Efforts” mean, as to either Party relative to any Licensed Product, those efforts and resources normally used by such Party for a product owned by it which has a similar market potential and is at a similar stage in its product life cycle as the Licensed Product at issue; provided, however, that such efforts and resources will be no less than those typically applied by a pharmaceutical company of similar size as such Party as of the Effective Date (or any larger size that such Party may have at such later time) for a product owned by such company which has a similar market potential and is at a similar stage in its product life cycle as the Licensed Product at issue.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.10 “Confidential Information” has the meaning as set forth in Section 13.1.

1.11 “Control” means, with respect to any Patent, Know-How, Improvement or other intellectual property right, the possession of the ability to grant a license or a sublicense to such Patent, Know-How, Improvement or right as provided for in this Agreement without violating the terms of any agreement with any Third Party.

1.12 “Controlled Affiliates” with respect to a Party, mean the Affiliates of such Party which are controlled by such Party (with “controlled by” having the meaning set forth in the definition of “Affiliate” above).

1.13 “Development Costs” mean (a) the direct costs and expenses and (b) the indirect costs and expenses associated with the operation of any laboratory or manufacturing facilities, in each instance (i) incurred by a Party in carrying out research and development activities agreed to by the Parties and conducted by or on behalf of a Party as contemplated pursuant to this Agreement and (ii) calculated in accordance with generally accepted accounting principles consistently applied and in accordance with such Party’s cost accounting systems. Development Costs include all reasonable out-of-pocket costs, such as materials, consultants, and other outside services, attributable to the performance of such activities. Employees of any Party at issue will be charged [***] $[***] (which will be increased once annually on the anniversary of the Effective Date based on any increases of the consumer price index (United States Department of Labor U.S. City Average for All Items, or any successor index) following the Effective Date).

1.14 “Development Fees” mean a Party’s [***] percent [***]%[***].

1.15 “Development Study” has the meaning as set forth in Section 3.3.1.

1.16 “DHE” has the meaning as set forth in Section 4.1.1.

1.17 “DHE-45” means the injectable formulation of dihydroergotamine described in U.S. NDA #05929 (as supplemented or amended from time to time).

1.18 “Dispute Resolution” means the process for resolving Disputes as outlined in Section 16.

1.19 “Dispute” has the meaning as set forth in Section 16.1.

1.20 “Excepted Communications” mean information regarding Licensed Products set forth in detail aids, promotional pieces and sales force reprints of information already in the public domain.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.21 “FDA” means the United States Food and Drug Administration, or any successor agency thereof.

1.22 “FD&C Act” means the United States Federal Food, Drug and Cosmetics Act, as amended from time to time.

1.23 “Field” means the treatment of human diseases or conditions by means of a prescription pharmaceutical product.

1.24 “First Commercial Sale Date” means the date of the first commercial sale of a Licensed Product by Xcel to a Third Party in the Territory following receipt of Marketing Approval for such Licensed Product in the Territory.

1.25 “Foreign Licensed Product” means any Royalty Product which (a) is developed or manufactured inside or outside the Territory for Commercialization outside the Territory or is Commercialized outside the Territory and (b) would, if developed, manufactured or Commercialized inside the Territory, infringe one or more Valid Claims under the POZEN Patents; provided, however, that in all events: (i) the Initial Licensed Product and the Autoinjector Presentation are deemed to be Foreign Licensed Products; and (ii) DHE-45 is deemed not to be a Foreign Licensed Product.

1.26 “Generic Equivalent” means, as to any Licensed Product which is commercially sold by Xcel, a Third Party’s generic version of such Licensed Product which (a) is approved by the FDA under an ANDA which refers to such Licensed Product as the Reference-Listed Drug and (b) contains all and only the same pharmaceutically active ingredients as such Licensed Product.

1.27 “Generic Erosion” means achievement of aggregate gross dollar sales by all Generic Equivalents of at least [***] percent ([***]%) [***] aggregate gross dollar sales [***] commercially sold by Xcel, calculated on a calendar quarterly basis pursuant to the provisions of Section 8.5.

1.28 “Improvement” means any invention, discovery or Know-How, whether or not patentable, relating to any Royalty Product and made, conceived or reduced to practice after the Effective Date and during the Term, but excluding any such invention, discovery or Know-How to the extent incorporated into any Valid Claim within an Xcel Patent or a POZEN Patent.

1.29 “IND” means an Investigational New Drug Application filed with the FDA in conformance with applicable laws and regulations.

1.30 “Initial Licensed Product” means that certain injectable formulation of dihydroergotamine designated by POZEN as MT 300 for which POZEN has filed the POZEN NDA.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.31 “Know-How” means non-public information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

1.32 “Knowledge of POZEN” means the collective knowledge or recollection, as of the Effective Date and as to any facts or circumstances that relate to the subject matter of any representation or warranty at issue, of (a) each officer of POZEN and (b) the employees of POZEN with operational responsibility (while performing their duties and job responsibilities) for the activities of POZEN which relate to such subject matter, in each instance with respect to such employees assuming the completion of a reasonable level of inquiry by each such person.

1.33 “LEK” means LEK Pharmaceutical and Chemical Company, D.D., a corporation organized under the laws of Slovenia with its principal offices located at Verovskova 57, 1526 Ljubljana, Slovenia.

1.34 “LEK Agreement” means that certain Manufacturing Supply Agreement by and among POZEN, LEK, and LEK Pharmaceuticals, Inc., a Delaware corporation with its principal offices located at 115 North Third St., Suite 301, Wilmington, NC 28401, executed on October 15, 2001.

1.35 “Licensed Product” means any Royalty Product which cannot be developed, manufactured or Commercialized without infringing one or more Valid Claims under the POZEN Patents; provided, however, that in all events: (i) the Initial Licensed Product and the Autoinjector Presentation are deemed to be Licensed Products; and (ii) DHE-45 is deemed not to be a Licensed Product.

1.36 “Licensed Technology” means the POZEN Patents, POZEN Know-How and POZEN Improvements.

1.37 “Manufacturing Liaison Costs” mean (a) the direct costs and expenses and (b) the indirect costs and expenses associated with the operation of any laboratory or manufacturing facilities, in each instance (i) incurred by POZEN pursuant to Section 4.4 of this Agreement in carrying out reasonably necessary manufacturing liaison activities and (ii) calculated in accordance with generally accepted accounting principles consistently applied and in accordance

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

with POZEN’s cost accounting systems. Manufacturing Liaison Costs include, without limitation, all reasonable out-of-pocket costs, such as materials, consultants, and other outside services, attributable to performance of such activities. Employees of POZEN will be charged [***] $[***] (subject to increase in respect of adjustments to the consumer price index (United States Department of Labor U.S. City Average for All Items, or any successor index) following the Effective Date).

1.38 “Manufacturing Liaison Fee” means POZEN’s [***] percent ([***]%).

1.39 “Marketing Approval” means the final approval received from the FDA for a product in the United States, immediately following which such product may be commercially sold in the United States.

1.40 “Marketing Plan” has the meaning as set forth in Section 5.2.1.

1.41 “NDA” means a new drug application submitted to the FDA to obtain FDA approval for the marketing of a pharmaceutical product in the United States.

1.42 “Net Sales” mean the amount of gross sales of product to Third Parties [***], less the following deductions:

(a) Quantity, trade, cash and other discounts actually allowed or given by Xcel;

(b) Discounts, replacements, credits, refunds and allowances actually allowed or given by Xcel for product returns or rejections or indigent patient and similar programs;

(c) Rebates, chargebacks and price adjustments actually allowed or given by Xcel to customers;

(d) Actual write-offs of uncollectible amounts receivable by Xcel; provided, however, that if any such amount is in fact subsequently received by Xcel, such received amount will be included in the calculation of Net Sales;

(e) Import, export, excise, sales or use taxes, value added taxes, and other taxes, tariffs or duties levied, absorbed or directly imposed and properly allocable to product sales (in any event excluding taxes on the income of Xcel); and

(f) Freight, postage, shipping, insurance, and packaging costs and other outbound transportation charges to the extent included in the invoiced amount;

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

provided, however, that:

(x) Net Sales will be determined, without limitation, with reference to the amount or fair market value of all consideration received by Xcel for sale of a product, whether such consideration is in cash, payment in kind, exchange or other form; provided that if: (i) a product is sold together with other goods, with or without a separate price for such product, (ii) the consideration exchanged for a product includes any non-cash consideration, or (iii) a product is transferred in any other manner other than as an invoiced sale, then the Net Sales applicable to the quantity of such product included in any such transaction will be deemed to be the average Net Sales for such quantity of such product for all transactions of such product (other than those described in the preceding clauses (i)-(iii), inclusive) made in the Territory (1) during the last full calendar quarter prior to such transaction, or (2) if there were no Net Sales during the prior calendar quarter, during the current calendar quarter;

(y) Products transferred free of charge in connection with the performance of clinical trials, testing, quality control or other development work, or as professional samples will not be included in the calculation of Net Sales; and

(z) Amounts relevant to the determination of Net Sales, and the timing of sales, will be [***].

1.43 “Patent” means patents, applications for patents, provisional applications for patents, and any patents issuing therefrom (including any divisions, continuations, continued prosecution applications and continuations-in-part thereof), reexamination certificates, reissue patents, patent extensions, and patent term restorations.

1.44 “POZEN Improvements” mean any and all Improvements owned or Controlled by POZEN that are (a) Technologically Necessary for the development, manufacture or Commercialization of any Licensed Product, or (b) necessary for the development or manufacture of the Initial Licensed Product, or (c) developed in the course of performing this Agreement solely by POZEN or its Affiliates or Third Party contractors, or jointly by POZEN and Xcel or its or their Affiliates or Third Party contractors, and useful for the development, manufacture or Commercialization of any Royalty Product.

1.45 “POZEN Know-How” means any and all Know-How owned or Controlled by POZEN as of the Effective Date that is (a) Technologically Necessary for the development, manufacture or Commercialization of any Licensed Product, or (b) necessary for the development, manufacture or Commercialization of the Initial Licensed Product, or (c) useful for the development, manufacture or Commercialization of any Royalty Product and is disclosed to Xcel during the Term.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.46 “POZEN NDA” means NDA #[***] (as supplemented or amended from time to time) or any NDA filed as a replacement for such NDA.

1.47 “POZEN Patents” mean any and all Patents owned or Controlled by POZEN during the Term with Valid Claims that would be infringed, in the absence of a license, by the development or Commercialization of any Royalty Product in the Territory, or by the manufacture of any Royalty Product anywhere in the world. In any event, POZEN Patents include the following:

(a) those certain patents and patent applications identified on Exhibit D attached hereto;

(b) any patents that are or may be granted from any of the patents or patent applications referred to in this definition, including any extensions, continuations, continuations-in-part, divisionals, reissues, reexaminations, renewals, additions, registrations and confirmations thereof; and

(c) any patents or patent applications claiming priority of any of the patents or patent applications referred to in this definition.

1.48 “POZEN Trademarks” mean any trademarks or trade names used or registered by POZEN to identify itself in the Territory.

1.49 “Product Trademarks” mean any trademarks, trade dress, logos, slogans, and designs, whether or not registered in the Territory, used to identify or promote any Licensed Product in the Territory, but excluding any Xcel Trademarks or POZEN Trademarks.

1.50 “Promotional Materials” mean all sales representative training materials and all written, printed, graphic, electronic, audio or video matter, including but not limited to journal advertisements, sales visual aids, leave-behind items, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings, media broadcast advertisements, and sales reminder aids (for example, note pads, pens and other such items) intended for use or used by Xcel in connection with the promotion of any Licensed Product.

1.51 “PTO” means the United States Patent and Trademark Office.

1.52 “Reciprocating Licensee” has the meaning set forth in Section 7.4.

1.53 “Reference-Listed Drug” means a listed drug identified by the FDA as a drug product upon which an applicant may rely in seeking approval of an ANDA (or any equivalent process as may be available at the time).

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.54 “Regulatory Approval” means any approvals and any master files, establishment licenses, registrations or authorizations of any national or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, importation, export, transport, distribution or sale of any Licensed Product in the Field in the Territory.

1.55 “Royalty Product” means any formulation of dihydroergotamine in any dosage strength as the single pharmaceutically active ingredient administered by [***] injection [***] injection [***] including DHE-45, the Initial Licensed Product and the Autoinjector Presentation, and specifically without limitation excluding any formulation administered by [***].

1.56 “Royalty Term” means the duration of Xcel’s obligation to pay royalties under Section 8.3 as set forth in Section 8.3.2.

1.57 “SNDA” means a supplemental NDA filed pursuant to 21 C.F.R. § 314.70 (2003), or any equivalent filing as may be available at the time.

1.58 “Technologically Necessary” means, with respect to any Improvement or Know-How relative to a Licensed Product, that either (a) such Licensed Product could not be developed, manufactured or Commercialized without the use of such Improvement or Know-How or (b) the use or development of alternative technology to achieve the effect of such Improvement or Know-How would encounter significant hurdles that could be overcome, if at all, only with a significant or unreasonable investment of time, resources or effort.

1.59 “Term” has the meaning as set forth in Section 14.1.

1.60 “Territory” means the United States of America and its territories (including Puerto Rico).

1.61 “Third Party” means any individual or entity other than POZEN, Xcel and their respective Affiliates.

1.62 “Third Party Payments” mean [***] that are paid by Xcel to any Third Party solely to acquire rights to intellectual property rights that would be infringed or misappropriated in the absence of a license (a) by the development or Commercialization of the Initial Licensed Product or the Autoinjector Presentation in the Territory, or (b) by the manufacture of the Initial Licensed Product or the Autoinjector Presentation in any country inside or outside the Territory where any such product is being manufactured (“Blocking IP”). With respect to the Autoinjector Presentation, Blocking IP will not include any intellectual property rights held by

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

the developer or manufacturer of the Autoinjector to the extent pertaining solely to the Autoinjector. In the event that any payments are made to a Third Party that is not only granting a license to any Blocking IP, but also providing services or supplying product or materials to Xcel or a Third Party manufacturing the Initial Licensed Product or the Autoinjector Presentation, then the Parties will in good faith determine the applicable amount of such payments made with respect to the acquisition of rights to Blocking IP, and only such amount will be deemed a Third Party Payment.

1.63 “Valid Claim” means (a) any claim of an issued and unexpired Patent that has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or cannot be appealed, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, reexamination, disclaimer or otherwise, and (b) a pending claim in a bona fide, pending patent application so long as such patent claim is prosecuted with customary diligence. Notwithstanding the foregoing clause (b), in the event that a pending claim in a pending patent application does not issue as a valid and enforceable claim in an issued patent within [***] after the earliest date from which such claim was initially applied for, such a pending claim will not be a Valid Claim, unless and until such pending claim subsequently issues as a valid and enforceable claim in an issued patent, in which case such claim will be reinstated and be deemed to be a Valid Claim, subject to the other provisions of this definition, as of the date of issuance of such patent.

1.64 “Xcel Improvements” mean any and all Improvements owned or Controlled by Xcel that are (a) Technologically Necessary for the development, manufacture or Commercialization of any Licensed Product, or (b) necessary for the development or manufacture of the Initial Licensed Product, or (c) developed in the course of performing this Agreement solely by Xcel or its Affiliates or Third Party contractors, or jointly by Xcel and POZEN or its or their Affiliates or Third Party contractors, and useful for the development, manufacture or Commercialization of any Royalty Product.

1.65 “Xcel Know-How” means any and all Know-How owned or Controlled by Xcel as of the Effective Date that is (a) Technologically Necessary for the development, manufacture or Commercialization of any Licensed Product, or (b) necessary for the development, manufacture or Commercialization of the Initial Licensed Product, or (c) useful for the development, manufacture or Commercialization of any Royalty Product and is disclosed to POZEN during the Term.

1.66 “Xcel Patents” mean any and all Patents owned or Controlled by Xcel during the Term with Valid Claims that would be infringed, in the absence of a license, by the development, manufacture or Commercialization of any Royalty Product. In any event, Xcel Patents include the following:

(a) those certain patents and patent applications identified on Exhibit E attached hereto;

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) any patents that are or may be granted from any of the patents or patent applications referred to in this definition, including any extensions, continuations, continuations-in-part, divisionals, reissues, reexaminations, renewals, additions, registrations and confirmations thereof; and

(c) any patents or patent applications claiming priority of any of the patents or patent applications referred to in this definition.

1.67 “Xcel Post-Approval Study” means any Xcel-sponsored study funded through a grant to one or more investigators [***] and conducted with a Licensed Product following Marketing Approval for such Licensed Product.

1.68 “Xcel Technology” means the Xcel Patents, Xcel Know-How and Xcel Improvements.

1.69 “Xcel Trademarks” mean any trademarks or trade names used or registered by Xcel to identify itself in the Territory.

2. COLLABORATION GOVERNANCE

2.1 Formation and Composition of the Collaboration Management Committee. The Parties will manage the Commercialization and further development of any Licensed Products through a collaboration management committee (the “CMC”). Prior to the first meeting of the CMC, each Party will designate two (2) of its employees as its members on the CMC (although each Party may bring additional employees to any meeting of the CMC). An alternate member designated by a Party may serve temporarily in the absence of a permanent member. Each Party may replace any of its permanent members of the CMC by providing written notice thereof to the other Party. Each Party will bear its own costs of participation in the CMC.

2.2 Functions and Powers of the CMC. The CMC will perform the following functions, and such other functions assigned to it in this Agreement: (a) provide input regarding the preparation and filing of Regulatory Approvals and other material matters pertaining to regulatory affairs relating to any Licensed Product; (b) serve as a forum for communication between the Parties for the activities performed pursuant to each Marketing Plan; (c) review and approve all Study Plans and monitor progress of any Development Studies; and (d) address and attempt to resolve conflicts or disputes that may arise during the course of performing this Agreement with respect to the function and tasks of the CMC.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3 Limitations of CMC Powers. The CMC will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a Party’s rights or obligations under this Agreement.

2.4 CMC Actions. No business will be transacted at any meeting of the CMC unless at least one member from each Party is present. Each Party will have one vote (i.e., if more than one member attends any meeting of the CMC on behalf of a Party, both members of such Party may collectively exercise only one vote), and actions by the CMC will be taken only with the approval of each Party. If the CMC is unable to obtain the approval of both Parties on any matter within 15 days of the first vote at which no unanimous decision was reached on such matter, then either Party may refer such matter to the Chief Executive Officers of the Parties for resolution. If a matter is so referred, then such Chief Executive Officers will meet within 15 days of referral to discuss such matter in good faith. If such discussions do not result in a mutually acceptable resolution within 10 days of such meeting, then the Chief Executive Officer of Xcel will make the final decision, except that unanimous agreement of the Chief Executive Officers is required with respect to (a) matters relating to any activities to be performed pursuant to Section 3.1 and 3.2 or (b) the design and performance of any Study Plans if POZEN reasonably objects thereto on the grounds that the outcome of the related Development Study could materially and adversely affect the Commercialization of the Licensed Product. Notwithstanding this Section 2.4, either Party may initiate dispute resolution procedures pursuant to Section 16 if the subject of such dispute is alleged to constitute a breach of contract by the other Party.

2.5 CMC Meetings. The CMC will hold meetings at such times and places as will be determined by the Parties, but in no event will such meetings be held in person less frequently than as follows: (a) [***] during the [***] following the Effective Date; (b) [***] during the [***] following the Effective Date; (c) [***] during [***] following the Effective Date; and (d) thereafter, [***] upon the request of either Party; provided, however, that any meeting of the CMC which is solely for the purpose of addressing matters referenced in Section 2.2(d) will not count for purposes of determining whether the provisions of this sentence have been satisfied. The first meeting of the CMC will take place within 90 days after the Effective Date. In addition to the meetings specified above, if any material matters exist and are pending review or approval by the CMC as contemplated by this Agreement, then either Party may call a meeting of the CMC on at least 30 days’ written notice to the other Party.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. REGULATORY MATTERS; DEVELOPMENT

3.1 Initial Licensed Product.

3.1.1 POZEN has filed the POZEN NDA in its own name and at its own expense. Subject to the provisions of Section 3.4, prior to approval of the POZEN NDA, POZEN will be solely responsible for any and all communications with the FDA relating to the Initial Licensed Product or the POZEN NDA.

3.1.2 Upon approval by the FDA of the POZEN NDA, POZEN will transfer such approved NDA to Xcel. Following such transfer, Xcel will maintain such NDA during the Term at Xcel’s expense and will (a) obtain and maintain such other Regulatory Approvals as are necessary for the Commercialization of the Initial Licensed Product in the Territory, and (b) exercise Commercially Reasonable Efforts to cause any manufacturers of the Initial Licensed Product (or any components thereof, as applicable) to obtain and maintain such other Regulatory Approvals as are necessary for the manufacture at their respective facilities of the Initial Licensed Product (or any components thereof, as applicable) for commercial sale in the Territory.

3.1.3 POZEN will retain the IND filed by POZEN for the Initial Licensed Product until POZEN has either (a) [***] the SNDA for the Autoinjector Presentation (the “Autoinjector SNDA”) for submission to the FDA pursuant to Section 3.2 and such SNDA is approved by the FDA, or (b) [***] the Autoinjector SNDA and Xcel has [***] the Autoinjector SNDA, which ever occurs first. At such time, POZEN will transfer such IND to Xcel, subject to POZEN’s retained right to have Xcel make filings to such IND on behalf of POZEN, at POZEN’s request and expense, for purposes of further development of Licensed Products by POZEN for use outside the Territory.

3.1.4 If the FDA requires or suggests that additional data or information be submitted by POZEN as a condition to approving the POZEN NDA, POZEN will inform Xcel thereof without delay. Subject to Section 3.1.5 below, [***] will conduct such studies (including any post-approval studies required by the FDA as a condition to approval of the POZEN NDA) as are necessary to satisfy the requests of the FDA, at [***] expense.

3.1.5 Abandonment of POZEN NDA.

(a) If POZEN determines that the studies necessary for generating any additional data or information that are required by the FDA for the approval of the POZEN NDA, or that are deemed necessary by POZEN to address issues or respond to questions raised by the FDA, would jeopardize the commercial viability of the Initial Licensed Product or exceed the financial resources available at POZEN for the Initial Licensed Product, POZEN will inform Xcel thereof without delay. If the Parties are unable to come to a mutually acceptable resolution

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

of the matter within 30 days, POZEN may elect by written notice to Xcel to withdraw the POZEN NDA and abandon the preparation of an NDA for the Initial Licensed Product; provided, however, that in such event Xcel will be given a reasonable opportunity (before such withdrawal or abandonment) to assume control of efforts to seek approval of the POZEN NDA at Xcel’s cost (subject to Section 3.1.6 below). If Xcel elects to assume such control, POZEN will (i) exercise its Commercially Reasonable Efforts (at Xcel’s expense) to assist Xcel with respect to seeking approval of the POZEN NDA, and (ii) transfer the POZEN NDA to Xcel promptly after receipt of such approval. Xcel will provide POZEN with written notice of its election within 90 days after receiving written notice of POZEN’s intent to withdraw the POZEN NDA and abandon the preparation of an NDA for the Initial Licensed Product.

(b) If (i) Xcel does not assume control of efforts to seek approval of the POZEN NDA as provided in subsection (a) above, or (ii) Xcel assumes such control but terminates its efforts at anytime by written notice to POZEN, or (iii) Xcel assumes such control but does not undertake or pursue any material development activities during a period of more than [***] (provided that such [***] period will be extended by the period of any delays in such development activities caused by circumstances outside of Xcel’s reasonable control, but in no event will such extension exceed [***]), this Agreement will terminate upon receipt of the notice by POZEN .

3.1.6 If, pursuant to Section 3.1.5, POZEN elects to withdraw the POZEN NDA and abandon the preparation of an NDA for the Initial Licensed Product and Xcel assumes control of efforts to seek approval of the POZEN NDA and obtains such approval, then, subject to the terms set forth in Section 8.4, Xcel may [***] in connection with seeking approval of the POZEN NDA, subject to a limit of [***] $ [***] against [***] with respect to the Initial Licensed Product pursuant to Sections 8.2 or 8.3; provided, however, that Xcel may [***] that result from development activities agreed upon by the Parties, with the agreement on the part of POZEN not to be unreasonably withheld.

3.2 Autoinjector.

3.2.1 Within 90 days after the Effective Date, POZEN will prepare the development plan for the Autoinjector Presentation (the “Autoinjector Development Plan”) and will submit such plan for review and approval by the CMC at the next meeting. The outline of the Autoinjector Development Plan with the target timeline for the submission of the Autoinjector SNDA is attached as Exhibit B.

3.2.2 POZEN will (a) conduct all development activities relating to the Autoinjector and the Autoinjector Presentation pursuant to the Autoinjector Development Plan at POZEN’s expense; provided that POZEN will not be required [***] $ [***] with respect to the

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

performance of the Autoinjector Development Plan; (b) prepare the Autoinjector SNDA at its own expense, deliver to Xcel such SNDA for filing by Xcel with the FDA and [***]; and (c) subject to the provisions of Section 3.4, be solely responsible for any and all communications with the FDA relating to the Autoinjector Presentation prior to the filing of the Autoinjector SNDA by Xcel pursuant to Section 3.2.3.

3.2.3 Xcel will (a) file the Autoinjector SNDA with the FDA, (b) inform POZEN of any material developments with respect to the Autoinjector Presentation and the Autoinjector SNDA, including any requirements or suggestions by the FDA regarding the submission of data or information as a condition to approving the Autoinjector SNDA; and (c) be the primary point of contact with the FDA relating to the Autoinjector Presentation and the Autoinjector SNDA. Upon approval by the FDA of the Autoinjector SNDA, Xcel will maintain the Autoinjector SNDA during the Term at Xcel’s expense and will (x) obtain and maintain such other Regulatory Approvals as are necessary for the Commercialization of the Autoinjector Presentation in the Territory, and (y) exercise Commercially Reasonable Efforts to cause any manufacturers of the Autoinjector Presentation (or any components thereof, as applicable) to obtain and maintain such other Regulatory Approvals as are necessary for the manufacture at their respective facilities of the Autoinjector Presentation (or any components thereof, as applicable) for commercial sale in the Territory.

3.2.4 If, before or following the initial filing of the Autoinjector SNDA, the FDA requires or suggests or the Parties agree that data or information be submitted as a condition to approving the Autoinjector SNDA in addition to the data or information that is generated in the performance of the Autoinjector Development Plan, the CMC will discuss how to address such FDA requirements and suggestions and modify the Autoinjector Development Plan as appropriate. Subject to Section 3.2.5 below, POZEN will perform the modified Autoinjector Development Plan at POZEN’s expense.

3.2.5 If POZEN determines that (a) the performance of the Autoinjector Development Plan would require [***] $ [***] in Development Costs, or (b) the studies necessary for generating any additional data or information that are required by the FDA for the approval of the Autoinjector SNDA, or that are deemed necessary by POZEN or Xcel to address issues or respond to questions raised by the FDA, would jeopardize the commercial viability of the Autoinjector Presentation or exceed [***]$[***] in Development Costs, POZEN will inform Xcel thereof without delay. If the Parties are unable to come to a mutually acceptable resolution of the matter within 30 days, POZEN may elect to abandon the performance of the Autoinjector Development Plan or the preparation of the Autoinjector SNDA; provided, however, that in such event Xcel will be given a reasonable opportunity (before such abandonment) to assume control of efforts to seek approval of the Autoinjector SNDA at its cost (subject to Section 3.2.6 below). If Xcel elects to assume such control, POZEN will exercise its Commercially Reasonable Efforts to assist Xcel (at Xcel’s expense) with respect to seeking approval of the Autoinjector SNDA; provided, however, that Xcel may suspend or terminate its efforts at anytime.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.2.6 If, pursuant to Section 3.2.5, POZEN elects to abandon the development of the Autoinjector Presentation or the preparation of the Autoinjector SNDA and Xcel assumes control of efforts to seek approval of the Autoinjector SNDA and obtains such approval, then, subject to the terms set forth in Section 8.4, Xcel may [***] in connection with the development of the Autoinjector Presentation or seeking approval of the Autoinjector SNDA, subject to a [***] $ [***] plus [***] $ [***] in Development Costs anticipated in Section 3.2.5 which has not been [***] prior to its abandonment of the development of the Autoinjector Presentation or the preparation of the Autoinjector SNDA, [***] pursuant to Sections 8.2 or 8.3; provided, however, that Xcel may [***] result from development activities agreed upon by the Parties, with the agreement on the part of POZEN not to be unreasonably withheld.

3.3 Other Licensed Products.

3.3.1 Xcel will have the right, but not the obligation, to perform development studies with Licensed Products beyond the activities contemplated by Sections 3.1 and 3.2 (each such study, a “Development Study”), including: (a) development of Licensed Products in injectable formulations and dosage strengths other than those of the Initial Licensed Product; and (b) development of Licensed Products for indications other than the indication for which POZEN has filed the POZEN NDA. Any Development Study [***], including study designs or protocols for such Development Study, will be subject to review and approval by the CMC.

3.3.2 Xcel will give POZEN written notice of any Xcel Post-Approval Study that is not contemplated by a Marketing Plan previously reviewed by POZEN prior to initiating such Xcel Post-Approval Study, and POZEN will have the right to review and [***] such Xcel Post-Approval Study.

3.3.3 If Xcel desires that a Development Study [***] be conducted, then Xcel will notify POZEN of such desire and will accompany such notice with a description of the objectives for the Development Study. Promptly thereafter, the Parties will prepare a development plan and budget for such Development Study for review and approval by the CMC (each such plan a “Study Plan”). If POZEN desires to perform such Study Plan, (a) it will notify Xcel in writing prior to the meeting at which the Study Plan is submitted to the CMC for review and approval and (b) the Parties will negotiate an agreement with customary terms and conditions for the conduct of the Study Plan, including that Xcel will reimburse POZEN monthly on a net 30 days from invoice date payment basis for POZEN’s Development Fees incurred in connection with such Study Plan. During such time as POZEN holds the IND for the Initial Licensed Product, POZEN agrees to make, on Xcel’s behalf, any required filings to such IND as may be required for performance of any Study Plan.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3.4 Xcel will, at its own expense, file any NDAs or other regulatory filings for Licensed Products developed in a Development Study under the terms of this Agreement, and upon approval thereof will (a) obtain and maintain such other Regulatory Approvals as are necessary for the Commercialization of the applicable Licensed Product in the Territory, and (b) exercise Commercially Reasonable Efforts to cause any manufacturers of such Licensed Product (or any components thereof, as applicable) to obtain and maintain such other Regulatory Approvals as are necessary for the manufacture at their respective facilities of such Licensed Product (or any components thereof, as applicable) for commercial sale in the Territory.

3.3.5 POZEN will provide Xcel with [***] updates on the clinical development programs conducted by or on behalf of POZEN [***] for Foreign Licensed Products (to the extent known to POZEN), where such activities [***] the development, manufacture or Commercialization of any Licensed Product in the Field in the Territory.

3.4 FDA Correspondence.

3.4.1 To the extent either Party receives any material written or oral communications relating to any Licensed Product from the FDA, such Party will promptly inform the other Party thereof (including by providing a copy of any such written communication or a written account of any such oral communication), but in no event later than five business days after receipt of such communication. The Party that is responsible for communicating with the FDA in connection with the development, registration or Commercialization of any Licensed Product at issue under the terms of this Agreement (i.e., the Party holding the NDA—the “Communicating Party”) will use reasonable efforts to solicit the other Party’s advice and review of the nature and text of any written communications received from or to be sent to the FDA in reasonably sufficient time prior to responding or dispatching such communications to the FDA, and the Communicating Party will consider in good faith the other Party’s reasonable comments related thereto.

3.4.2 Each Party will promptly notify the other Party, and provide such other Party with a copy, of any material correspondence or other reports or complaints submitted to or received by the first Party from the FDA or any Third Party claiming that any Promotional Materials are inconsistent with any Licensed Product labeling or are otherwise in violation of applicable law or regulation.

3.4.3 Each Party will provide the other Party with a copy of any material documents or reports filed with the FDA during the Term with respect to any Licensed Product.

3.4.4 Prior to the transfer of the POZEN NDA to Xcel from POZEN pursuant to

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.1.2, (a) Xcel will be provided with the opportunity to have an observer in attendance at any in-person meetings or pre-scheduled telephone calls with the FDA with respect to any Licensed Product and (b) the Parties will agree on any change to the labeling for the Initial Licensed Product (as compared with the draft label included in the POZEN NDA as of the Effective Date). If the Parties are unable to agree on a label change, either Party will have the right to refer such disagreement (the “Label Dispute”) by written notice to the CEO of Xcel and the CEO of POZEN for resolution. If the CEOs of the Parties are unable to reach unanimous agreement on how to resolve the Label Dispute [***] after such matter has been referred to the CEOs, the CEO of POZEN will make the final decision regarding any change to the label of the Initial Licensed Product. Xcel will have the right to terminate this Agreement by written notice to POZEN [***] after such decision by the CEO of POZEN. [***] of such termination, POZEN will pay to Xcel the withdrawal fee set forth in Exhibit A attached hereto.

3.5 Adverse Events Reporting.

3.5.1 For purposes of this Section 3.5: (a) the definition “drug safety reports” shall comply with the requirements set forth by the FDA in the Code of Federal Regulations, Title 21 CFR 312.32 (“IND Safety Reports”); and (b) all information provided to Xcel pursuant to this Section 3.5 will be provided in a complete and accurate manner.

3.5.2 During such time as Xcel holds the POZEN NDA and POZEN holds the IND for the Initial Licensed Product or is performing work under an IND for any Licensed Product or Foreign Licensed Product, POZEN will submit to Xcel all drug safety reports for Licensed Products or Foreign Licensed Products brought to the attention of POZEN (whether inside or outside the Territory) as well as any material events and matters concerning or affecting the safety of Licensed Products or Foreign Licensed Products. POZEN will forward copies of all such drug safety reports to Xcel within seven days of receipt thereof by POZEN.

3.6 Compliance with Laws.

3.6.1 Xcel will comply with all laws, regulations, and ordinances (including any laws, regulations, and ordinances prohibiting the promotion of Royalty Products prior to Marketing Approval) applicable to the performance by Xcel of this Agreement (including, as applicable, the development, manufacture and Commercialization of Royalty Products by Xcel in the Territory).

3.6.2 POZEN will comply with all laws, regulations, and ordinances applicable to the performance by POZEN of this Agreement.

3.7 Records. Each Party will keep complete, accurate and authentic accounts, notes, data and records (in good scientific manner and as required by applicable regulatory rules and regulations) of all activities performed by or for it pursuant to this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. MANUFACTURE AND SUPPLY

4.1 Manufacturing and Supply Agreement for DHE.

4.1.1 Promptly following the Effective Date, Xcel will exercise good faith efforts to enter into an agreement with [***]. POZEN will exercise good faith efforts to assist Xcel in its discussions and negotiations with [***] with respect to such agreement. Xcel will keep POZEN informed of the progress of Xcel’s negotiations with [***] and, as applicable, provide POZEN with a near-final draft of such agreement and a copy of such agreement as executed.

4.1.2 Xcel hereby covenants and agrees that, [***].

4.2 Manufacturing and Supply Agreement for [***].

4.2.1 Promptly following the Effective Date, Xcel will exercise good faith efforts to enter into an agreement with [***]. POZEN will exercise good faith efforts to assist Xcel in its discussions and negotiations with [***] with respect to such agreement. Xcel will keep POZEN informed of the progress of Xcel’s negotiations with [***] and, as applicable, provide POZEN with a near-final draft of such agreement and a copy of such agreement as executed.

4.2.2 The Parties acknowledge that POZEN and [***] have executed an agreement pursuant to which [***] is scaling up the manufacturing process for bulk packaged Initial Licensed Product to [***]. POZEN will exercise its Commercially Reasonable Efforts so that, as soon as reasonably possible following the Effective Date, [***] produces a demonstration batch of bulk packaged Initial Licensed Product from such [***] process which meets or exceeds all of the release specifications set forth in the POZEN NDA (the “Demonstration Batch”). [***] will be responsible for all costs incurred for producing batches of bulk packaged Initial Licensed Product until the Demonstration Batch is determined to meet or exceed all of the release specifications set forth in the POZEN NDA. Thereafter, [***] the costs incurred for producing batches of bulk packaged Initial Licensed Product from such [***] process until [***] batches are produced which each meet or exceed all of the release specifications set forth in the POZEN NDA approved by the FDA (such [***] batches referred to as the “Validation Batches”), and each of the Parties will exercise its Commercially Reasonable Efforts to cause such production to occur as soon as reasonably possible [***] to manufacture bulk packaged Initial Licensed Product. Notwithstanding the preceding sentence, (a) either Party will have the right to request the manufacture of bulk packaged Initial Licensed Product [***] to manufacture bulk packaged Initial Licensed Product, provided that [***] will bear all

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

costs reasonably incurred by either Party in connection with such manufacture, and (b) [***] will pay or reimburse [***] the costs reasonably incurred in connection with the manufacture of the Validation Batches.

4.3 Quality Agreement for [***]. Promptly following the Effective Date, Xcel will exercise good faith efforts to enter into a quality agreement with [***]. POZEN will exercise good faith efforts to assist Xcel in its discussions and negotiations with [***] with respect to such agreement. Xcel will keep POZEN informed of the progress of Xcel’s negotiations with [***] and, as applicable, provide POZEN with a near-final draft of such agreement and a copy of such agreement as executed.

4.4 Supply through POZEN.

4.4.1 If Xcel is unable to execute an agreement with [***], the Parties will negotiate in good faith regarding an agreement under which POZEN would secure the supply to Xcel of [***]. The payments to be made by Xcel to POZEN pursuant to subsection (a) and (b) above will be made no later than 10 days in advance of the due date of any payments required to be made by POZEN to [***].

4.4.2 If Xcel is unable to execute an agreement with [***], the Parties will use good faith efforts to secure the supply of [***].

5. COMMERCIALIZATION

5.1 Principles of Commercialization.

5.1.1 Xcel will be responsible for the Commercialization of Licensed Products in the Field in the Territory during the Term, and will use Commercially Reasonable Efforts to perform the activities and apply the resources set forth in each Marketing Plan (defined below) [***]. Except with respect to the costs of the development and regulatory activities to be performed by POZEN or that may be off-set by Xcel as provided in Sections 3.1 or 3.2, Xcel will bear all expenses incurred in connection with the preparation and execution of each Marketing Plan.

5.1.2 Promptly after the Effective Date, the appropriate representatives of each Party will meet to discuss matters pertaining to the manufacture, marketing and promotion of the Initial Licensed Product, including plans for sales force deployment, and the transfer of manufacturing responsibilities from POZEN to Xcel. Promptly after the Effective Date, the Parties will establish a plan, to be performed at Xcel’s expense, governing the communication of scientific and technical information regarding the Initial Licensed Product prior to approval of the POZEN NDA, including any such information to be included in papers, posters, conference

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

presentations, focus group activities, conferences and meetings with doctors, and Xcel will adhere to such plan in its communications with Third Parties prior to approval of the POZEN NDA; provided, however, that the following activities will not be subject to such plan or the restrictions of this sentence: advisory board meetings, market research activities and the development of marketing campaigns or sales and marketing materials for use after approval of the POZEN NDA (as well as any activities reasonably related to such activities).

5.2 Marketing Plan.

5.2.1 Xcel will prepare a marketing plan for the Licensed Products for 2004 (the “Marketing Plan”) and provide a copy of the Marketing Plan to POZEN for comment [***]. POZEN will provide its comments to the Marketing Plan to Xcel [***], and Xcel will finalize the Marketing Plan [***]. The outline of the initial Marketing Plan for the Initial Licensed Products is attached hereto as Exhibit C.

5.2.2 Xcel will update the Marketing Plan at least once every year, and will submit each updated Marketing Plan to POZEN for review and comment in accordance with Xcel’s corporate planning cycle and with sufficient lead time for POZEN to have a reasonable opportunity to review and comment on such updated Marketing Plan.

5.2.3 Each Marketing Plan will include, for the calendar year covered, Xcel’s then-current plans as to: (i) medical education (including a communication plan), market development, marketing, pricing, advertising, and sales, supply and distribution strategies; (ii) targeted populations and distribution channels for promotional efforts and other resources to be devoted to such efforts; (iii) number and positioning of details to be performed for Licensed Products; (iv) positioning of Licensed Products in the market; (v) market and sales forecasts for Licensed Products; (vi) [***]; (vii) the overall plan for the development of Licensed Products (if any), including any Xcel Post-Approval Studies (if any); and (viii) general strategy and operating guidelines for Commercialization of Licensed Products.

5.3 Co-Promotion.

5.3.1 POZEN may co-promote any Licensed Product in the Territory in the event that:

(a) the Parties mutually agree (i) that such co-promotion would benefit the promotion of such Licensed Product and (ii) to terms for a co-promotion agreement; or

(b) POZEN reasonably demonstrates that greater sales efforts are required to realize the market potential of such Licensed Product and POZEN [***] associated with its co-promotion efforts (with Xcel agreeing that it will not [***]).

5.3.2 If Section 5.3.1(b) above is applicable, then, for a period of 60 days

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

thereafter, the Parties will negotiate in good faith a co-promotion agreement governing the co-promotion of the applicable Licensed Product by POZEN in the Territory (with the intent that such agreement will contain terms and conditions customary for a co-promotion agreement in the pharmaceutical industry, as well as providing for a co-promotion role for POZEN in the marketing and promotion of the applicable Licensed Product commensurate with [***] and in accordance with the Marketing Plan then in effect, although Xcel will set the sales price, [***], and book all sales revenue). If the Parties are unable to agree on all terms of such a co-promotion agreement with respect to the applicable Licensed Product prior to expiration of such 60-day period, then either Party may invoke and proceed in accordance with the dispute resolution procedure set forth in Exhibit F attached hereto.

5.3.3 If Xcel desires to enter into a co-promotion arrangement for a Licensed Product with a Third Party, subject to the terms set forth in Section 5.3.4 below, then Xcel will notify POZEN of such desire and will accompany such notice with a description of the intended role for such Third Party (including a description of related requirements such as the number and territory of sales representatives and the number, frequency and positioning of details). If POZEN desires to perform such co-promotion arrangement, it will notify Xcel in writing within 30 days after receipt of the corresponding notice from Xcel. In the event that POZEN is able to provide the resources that Xcel is seeking for the performance of the requirements identified by Xcel, promptly thereafter the Parties will negotiate, for a period of 60 days, a co-promotion agreement governing the co-promotion of the applicable Licensed Product by POZEN in the Territory (with the intent that such agreement will provide for a co-promotion role for POZEN in the marketing and promotion of the applicable Licensed Product corresponding to the role for any Third Party described by Xcel in its notice to POZEN (and in accordance with the Marketing Plan then in effect), although Xcel will set the sales price, [***], and book all sales revenue). If the Parties are not able to agree upon such a co-promotion agreement within such 60-day period, then Xcel may seek to have a Third Party perform the co-promotion arrangement; provided, however, that Xcel may not offer to any such Third Party terms which are, in the aggregate, more beneficial to such Third Party than the last offer made by Xcel to POZEN during the above-referenced 60-day negotiating period without providing POZEN with a period of at least 10 days to accept any improved terms which Xcel intends to offer to any Third Party.

5.3.4 Notwithstanding anything in this Agreement to the contrary, (a) Xcel may enter into a co-promotion arrangement with a Third Party for Licensed Products only if such arrangement: [***], and (b) subject to the limitations set forth in subsection (a) above, Xcel is not required to first offer co-promotion rights to POZEN pursuant to Section 5.3.3 with respect to a proposed co-promotion arrangement with a Third Party pursuant to which [***].

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.4 Branding; Trademarks; Trade Dress; Logos.

5.4.1 Following the Effective Date, the Parties will work together to select a Product Trademark for the Initial Licensed Product. In the event that the Parties have not agreed upon such a Product Trademark by October 30, 2003, then [***] may select a Product Trademark for the Initial Licensed Product, subject to the approval of [***]. Xcel will thereafter use such Product Trademark in the Commercialization of the Initial Licensed Product.

5.4.2 Prior to Marketing Approval for any Licensed Product other than the Initial Licensed Product, the Parties will work together to determine a Product Trademark for such Licensed Product. In the event that the Parties have not agreed upon such a Product Trademark within 60 days of Xcel’s delivery to POZEN of notice that a Product Trademark is required for such Licensed Product in order for Xcel properly to commence pre-launch market development activities in anticipation of Marketing Approval for such Licensed Product, then [***] may select a Product Trademark for the Licensed Product, subject to the approval of [***]. Xcel will thereafter use such Product Trademark in the Commercialization of such Licensed Product.

5.4.3 At the request of POZEN, Xcel will, to the extent permitted by law (including applicable FDA regulations), include any POZEN Trademark designated by POZEN (the “Designated POZEN Trademark”) on any joint press releases and seminar and conference posters and presentations regarding any Licensed Product. Prior to any such use, Xcel will provide POZEN with an opportunity to review and comment upon the planned use of the Designated POZEN Trademark. In addition, any such use of the Designated POZEN Trademark will comply with the provisions of Section 5.4.5.

5.4.4 POZEN will be the sole owner of the Product Trademarks. In consideration for the licenses granted by POZEN to Xcel for Product Trademarks under this Agreement, Xcel will pay to POZEN a royalty of [***]% [***] for the duration of the use of any such Product Trademarks by Xcel [***].

5.4.5 In connection with the use of any Product Trademarks or any Designated POZEN Trademark, Xcel will (a) place the appropriate trademark symbol, such as TM or ®, adjacent to any Product Trademark or Designated POZEN Trademark and (b) not use such Product Trademark or Designated POZEN Trademark as an adjective or in the plural or possessive form. Xcel recognizes and agrees that such steps are necessary to protect and enhance the value and goodwill of the Product Trademarks or any Designated POZEN Trademark. POZEN will have the right to review any Product Promotional Materials and any labels or packaging materials prepared by or for Xcel that bear any Product Trademarks or any Designated POZEN Trademark in order to confirm that such trademarks are being used in all material respects in accordance with the terms of this Section 5.4.5. Upon written notice of non-compliance from POZEN to Xcel, Xcel will modify the applicable Product Promotional Materials, labels, or packaging materials to make them comply with the terms of this Section 5.4.5.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.4.6 POZEN reserves all rights in the Product Trademarks and the POZEN Trademarks not expressly granted to Xcel in this Agreement. Xcel acknowledges POZEN’s exclusive right, title and interest in and to the Product Trademarks and POZEN Trademarks and acknowledges that nothing herein will be construed to accord to Xcel any rights in such trademarks except as expressly provided herein. Xcel further acknowledges that its use of the Product Trademarks and POZEN Trademarks will not create in Xcel any right, title or interest in such trademarks, and that all use of such trademarks and the goodwill generated thereby will inure solely to the benefit of POZEN. Upon any termination of this Agreement, Xcel hereby agrees not to [***].

5.4.7 Except as expressly permitted herein, POZEN will not use, or knowingly permit any Third Party to use, any Product Trademarks except in connection with the development, manufacture and Commercialization outside of the Territory of Foreign Licensed Products, and will impose on all direct or indirect licensees of Foreign Licensed Products using the Product Trademarks obligations similar to those imposed on Xcel pursuant to Section 5.4.5.

6. DILIGENCE

6.1 General Diligence Obligations. Xcel will, during the Term, exercise Commercially Reasonable Efforts to Commercialize the Licensed Products in the Field in the Territory following receipt of Marketing Approval.

6.2 Minimum Launch Diligence Obligations. Without limiting the diligence obligations of Section 6.1 above, Xcel will conduct the Commercial Launch of each Licensed Product in the Territory as soon as reasonably possible after receipt of Marketing Approval for such Licensed Product, but in no event later than [***]. Without limiting the diligence obligations of Section 6.1 above, Xcel will conduct the Commercial Launch of the Initial Licensed Product in the Territory before conducting the Commercial Launch of any other Licensed Product in the Territory.

6.3 Minimum Commercialization Diligence Obligations. Without limiting the diligence obligations of Section 6.1 above, during the [***] following the First Commercial Sale Date for the Initial Licensed Product, Xcel will: [***].

6.4 Lack of Diligence. Any material failure by Xcel to fulfill a diligence obligation set forth in this Section 6 will be deemed a material breach of this Agreement. Xcel’s fulfillment of the diligence obligations set forth in Sections 6.2 and 6.3 will be taken into account when determining whether Xcel has fulfilled its obligations set forth in Section 6.1, but will not be considered conclusive proof that such obligations have also been fulfilled.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7. LICENSES AND OTHER RIGHTS

7.1 Grants to Xcel. Subject to the terms and conditions set forth in this Agreement, POZEN hereby grants to Xcel:

7.1.1 An exclusive license (even as to POZEN) under the Licensed Technology to Commercialize Royalty Products in the Field in the Territory;

7.1.2 Except as provided in Section 4.1.2, a worldwide, non-exclusive license under the Licensed Technology to make or have made Royalty Products for Commercialization in the Field in the Territory;

7.1.3 A non-exclusive license under the Licensed Technology to develop Royalty Products in the Territory;

7.1.4 An exclusive license (even as to POZEN) to use the Product Trademarks in connection with the Commercialization of Licensed Products in the Territory; and

7.1.5 A non-exclusive license to use Designated POZEN Trademarks pursuant to Section 5.4.3.

7.2 Sublicenses by Xcel. Except for any co-promotion arrangements entered into by Xcel with any Third Parties in accordance with Section 5.3, the licenses granted in Sections 7.1.1, 7.1.4 and 7.1.5 are not sublicensable by Xcel. The licenses granted to Xcel in Section 7.1 in connection with any co-promotion arrangement entered into in accordance with Section 5.3, and the licenses granted to Xcel in Section in 7.1.2 and 7.1.3, are sublicensable by Xcel. Xcel will impose on any sublicensee of Xcel’s rights such obligations as may be necessary for (a) Xcel to be able to perform its obligations under this Agreement and (b) the required performance of such sublicensee to be in compliance with the requirements of this Agreement.

7.3 Grants to POZEN. Subject to the terms and conditions set forth in this Agreement, Xcel hereby grants to POZEN:

7.3.1 An exclusive license (even as to Xcel) under the Xcel Technology, but solely to Commercialize in the Field outside the Territory any Foreign Licensed Products;

7.3.2 A non-exclusive, worldwide license under the Xcel Technology, but solely to develop, make or have made for Commercialization in the Field outside the Territory any Foreign Licensed Products; and

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.3.3 The non-exclusive right to use and reference the filed or approved POZEN NDA and the Autoinjector SNDA (and, if applicable, the NDA for any Licensed Product other than the Initial Licensed Product) and any data and information contained in such filed or approved POZEN NDA or Autoinjector SNDA (or, if applicable, such other NDA) for (a) the development, registration and Commercialization of products other than Royalty Products inside the Territory, (b) the development of Foreign Licensed Products inside or outside the Territory, and (c) the registration and Commercialization of Foreign Licensed Products outside the Territory.

7.4 Sublicenses by POZEN. The licenses and rights granted in Section 7.3 are sublicensable by POZEN without the prior written consent of Xcel, but only if the following conditions are met: (a) any sublicensee is, with respect to any territory at issue, concurrently receiving from POZEN a license under one or more Patents Controlled by POZEN to Commercialize Foreign Licensed Products in the Field in such territory; (b) such license is granted with the same scope of exclusivity and under the same termination and expiration terms as the sublicenses granted under the licenses and rights granted in Section 7.3; (c) such sublicensee is licensing to POZEN [***] owned or Controlled by such sublicensee that are [***] for the development, manufacture, having manufactured or Commercialization of any Licensed Products in the Field in the Territory, which license to POZEN is to be sublicensable (and deemed sublicensed) to Xcel in accordance with the terms of the licenses granted in Section 7.1; and (d) Xcel receives prior written notice of any such sublicense. Any sublicensee in an arrangement meeting the requirements of the foregoing clauses (a), (b), (c) and (d) is herein referred to as a “Reciprocating Licensee.” Notwithstanding the foregoing, POZEN will have the right to sublicense to any of its licensees its right of use and reference of the filed or approved POZEN NDA and the Autoinjector SNDA and any data and information contained in such filed or approved POZEN NDA or Autoinjector SNDA for (a) the development, registration and Commercialization of products other than Royalty Products inside the Territory, (b) the development of Foreign Licensed Products inside and outside the Territory and (c) the registration and Commercialization of Foreign Licensed Products outside the Territory.

7.5 Negative Covenants.

7.5.1 Xcel covenants and agrees that it will not (a) use or practice the Licensed Technology or the Product Trademarks, except as expressly permitted by this Agreement, (b) use or practice the Licensed Technology for the purposes of developing, distributing or Commercializing any Licensed Product for non-prescription sale, (c) apply for any Regulatory Approval that would allow the over-the-counter sale of any Licensed Product, (d) sell any Licensed Product to patients without a prescription therefore, (e) sell, or knowingly permit any Third Party to sell, any Licensed Product for export, distribution, resale or use outside the Territory or (f) [***].

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.5.2 POZEN covenants and agrees that it will not (a) use or practice the Xcel Technology, except as expressly permitted by this Agreement, (b) sell, or knowingly permit any Third Party to sell, any Royalty Product for import, distribution, resale or use in the Territory, (c) conduct any Commercialization, or knowingly permit any Third Party to conduct any Commercialization, of any Royalty Product in the Territory, (d) [***] or, (e) except for Third Parties which are obligated to POZEN to maintain confidentiality of the same in accordance with arrangements which are at least as protective as the provisions set forth in Section 13 or as expressly contemplated by this Agreement, disclose any Licensed Technology, or any Confidential Information of POZEN relating to any Licensed Technology, to any Third Party.

7.5.3 If either Party desires to develop a Combination Product, it will notify the other Party thereof in writing, and the Parties will discuss and negotiate the terms pursuant to which such Combination Product should be developed. If the Parties are unable to reach agreement on whether or under what terms to develop such Combination Product, [***] will have the right to Commercialize such Combination Product in the Territory during the Term, [***] with or through a Third Party by license, sale or other transfer of product assets or otherwise.

7.5.4 If either Party desires to develop a Licensed Product that would require the filing of a new NDA (i.e., in addition to the POZEN NDA), it will notify the other Party thereof in writing, and the Parties will discuss and negotiate the terms pursuant to which such Licensed Product should be developed. If the Parties are unable to reach agreement on whether or under what terms to develop such Licensed Product, [***] will have the right to Commercialize such Licensed Product in the Territory during the Term, [***] or with or through a Third Party by license, sale or other transfer of product assets or otherwise.

7.5.5 Except for the rights specifically granted in this Agreement, each Party expressly reserves (a) all rights owned or controlled by it, including as to all products and intellectual property rights, and (b) the right to utilize, and to allow Third Parties to utilize, such products and intellectual property rights in any manner not inconsistent with the terms of this Agreement.

7.6 Upstream Licensors of Future Technology.

7.6.1 With respect to any intellectual property rights included in any POZEN Improvement or POZEN Patent acquired by or licensed to POZEN from a Third Party after the Effective Date and practiced by Xcel in the development, manufacture or Commercialization of

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

any Royalty Product other than the Initial Licensed Product as envisaged as of the Effective Date, such intellectual property rights will not be included in the licenses granted under Section 7.1 unless Xcel agrees to pay to POZEN any amounts that may become due to any such Third Party licensor as a result of the practice of such intellectual property rights by Xcel pursuant to the licenses granted under Section 7.1, with such payment to be made no later than 10 days prior to the date POZEN’s payment is due to such Third Party licensor. POZEN will provide written notice to Xcel describing any payment obligations associated with the practice of any such intellectual property rights at the time POZEN discloses such intellectual property rights or related information or technology to Xcel.

7.6.2 With respect to any intellectual property rights included in any Xcel Improvement or Xcel Patent acquired by or licensed to Xcel from a Third Party after the Effective Date and practiced by POZEN or any Reciprocating Licensee in the development, manufacture or Commercialization of any Licensed Product or Foreign Licensed Product other than the Initial Licensed Product as envisaged as of the Effective Date, such intellectual property rights will not be included in the licenses granted under Section 7.3 unless POZEN agrees to pay to Xcel any amounts that may become due to any such Third Party licensor as a result of the practice of such intellectual property rights by POZEN or any such Reciprocating Licensee pursuant to the licenses granted under Section 7.3, with such payment to be made no later than 10 days prior to the date Xcel’s payment is due to such Third Party licensor. Xcel will provide written notice to POZEN describing any payment obligations associated with the practice of any such intellectual property rights at the time Xcel discloses such intellectual property rights or related information or technology to POZEN.

8. COMPENSATION

8.1 License Fees. Xcel will pay to POZEN a non-refundable, non-creditable license fee of US$2,000,000 on the Effective Date.

8.2 Milestones. Subject to the terms and conditions of this Agreement, Xcel will make the following non-refundable, non-creditable payments to POZEN in the amounts set forth below within 15 days of the occurrence of the related event:

Milestone Event	Milestone Payment
[***]	[***]$[***]
[***]	[***]$[***]
[***]	[***]$[***]

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3 Royalties.

8.3.1 Royalty Rate. Subject to the terms and conditions of this Agreement, Xcel will pay to POZEN a royalty, based on aggregate Net Sales of Royalty Products in the Territory for each calendar year during the Royalty Term, as follows:

[***]%[***]$[***];

[***]%[***]$[***]$[***]; and

[***]%[***]$[***];

[***]%[***]%[***]%[***]%[***].

8.3.2 Royalty Term. Royalties due under this Section 8.3 will be payable with respect to all Royalty Products for the period (the “Royalty Term”) commencing on the First Commercial Sale Date of the first Licensed Product and ending on the later of “X” or “Y” where “X” is the day that is 12 years following such First Commercial Sale Date and “Y” is the earlier of (a) the day that is the expiration date of the last-to-expire issued Patent within the Licensed Technology containing a Valid Claim covering any Licensed Product in the Territory or (b) the last day of the fourth consecutive calendar quarter in which Generic Erosion persists and which fourth quarter ends on or after the day that is 12 years following the First Commercial Sale Date of the first Licensed Product.

8.4 Offsets.

8.4.1 Subject to the terms of this Section 8.4, Xcel may offset up to [***]% of any Third Party Payments against any of the payments required to be made by Xcel in Section 8.2, or any of the payments made by Xcel in Section 8.3 based on Net Sales of the Initial Licensed Product, the Autoinjector Presentation or DHE-45.

8.4.2 Notwithstanding any provision herein to the contrary, the amount of any offsets taken by Xcel pursuant to Sections 3.1.6, 3.2.6, and 8.4.1, in the aggregate, will be subject to a maximum, as to any specific payment, of [***] ([***]%) of the amount payable by Xcel under this Agreement prior to application of the offset(s), [***].

8.4.3 Notwithstanding any provision herein to the contrary, Xcel will not be entitled to take any offset pursuant to Sections 3.1.6, 3.2.6, or 8.4.1 from royalties due for Net Sales of a Licensed Product during such time as the royalty rate for such Licensed Product is reduced pursuant to the proviso in Section 8.3.1, [***].

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.5 Reduction Due to Generic Erosion. Generic Erosion for Licensed Products will be calculated on a calendar quarterly basis. Gross sales information for Licensed Products and Generic Equivalents will be determined by using reference data published by IMS Health, Scott-Levin or another industry-accepted source used by Xcel at the time that such determination is made. The reduced royalty set forth in the proviso in Section 8.3.1 will apply and be limited to each calendar quarter in which Generic Erosion exists, as documented by Xcel pursuant to this Section 8.5. Xcel will notify POZEN in writing promptly upon its determination that Generic Erosion has occurred with respect to a calendar quarter and will provide with such notice such information and documentation as is reasonably necessary for POZEN to confirm the accuracy of such determination.

8.6 Payments and Reports. Payments required to be made by Xcel in Section 8.3 will be made on a calendar quarter basis (calculated as the amount owed for the then current calendar year through the end of such quarter less any amounts previously paid in respect of such year), with such payments to be (a) made within [***] after the end of the applicable calendar quarter and (b) accompanied by a written report setting forth in reasonable detail the calculation of the amount of the payment made; provided, however, that (i) within [***] of the end of each calendar quarter, Xcel will provide POZEN with a report stating the number of units of each Royalty Product sold by Xcel during the relevant payment period, the amount of gross sales, any deductions taken in the calculation of Net Sales, and the royalty payable pursuant to Section 8.3 in respect of such quarter, and (ii) if any information bearing on the amount of any royalty payment pursuant to Section 8.3 [***] becomes known following the making of any such payment (or the delivery of any related report), adjustments will be made in subsequent payments (i.e., to “true-up” the aggregate amount of royalty payments made) and the reports made with respect to such subsequent payments will indicate the basis and amount of any such adjustments.

8.7 Payment Method; Currency. Xcel will make all payments under this Agreement in United States dollars by wire transfer in immediately available funds to an account designated by POZEN. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement will bear interest at a per annum rate equal to the lesser of (a) the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, [***] percentage [***], and (b) the maximum rate permitted by law, calculated on the number of days such payment is delinquent.

8.8 Taxes. Xcel will have the right to withhold taxes in the event that authorities in the Territory require the withholding of taxes on amounts paid hereunder to POZEN. Such taxes

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

will be deducted by Xcel from such payment and will be paid by Xcel to the proper taxing authority on behalf of POZEN. Xcel will promptly secure and send to POZEN proof evidencing payment of such taxes withheld and paid by Xcel for the benefit of POZEN. Xcel will assist POZEN in claiming exemption from such deductions or withholdings under any applicable tax treaty by providing such documentation as may be reasonably required by POZEN to claim such exemption.

8.9 Audit Rights; Adjustments.

8.9.1 Each Party (the “Audited Party”) will permit an independent certified public accountant designated by the other Party (the “Auditing Party”) and reasonably acceptable to the Audited Party (the “Auditor”) to have access to the Audited Party’s records and books, insofar as the same relate to any of the payments to be made under the provisions of this Agreement, for the sole purpose of determining the accuracy of the amounts reported and actually paid or otherwise payable under the terms of this Agreement (the “Audit”); provided, however, that (i) any Audit will cover a period not to exceed three years immediately preceding such Audit, (ii) each period may be the subject of only one Audit, (iii) the Auditor will agree to (x) execute and be bound by a confidentiality agreement in customary form and (y) reveal only the results of the Audit (the “Auditor’s Results”) to the Auditing Party (and not, for example, the information reviewed with respect thereto), (iv) the Auditing Party will bear all costs and expenses in connection with any Audit, (v) any Audit will be performed during a mutually determined period upon at least 30 calendar days’ prior written notice during regular business hours, and (vi) Audits will not be requested by any one Party to occur more than once in each calendar year during the Term and once following expiration or termination of this Agreement.

8.9.2 Where the Audit relates to royalty payments made by Xcel under Section 8.3: (a) if the Auditor’s Results determine that any royalty payment(s) at issue have been overstated, then POZEN will repay to the Xcel the amount of any resulting overpayment within 30 days after receipt of the Auditor’s Results, after deducting the reasonable costs and expenses incurred by POZEN in connection with the Audit; and (b) if the Auditor’s Results determine that any royalty payment(s) at issue have been understated, then (i) Xcel will pay to POZEN the amount of any resulting underpayment within 30 days after receipt of the Auditor’s Results together with interest on any underpayment from the date originally due, calculated at a per annum rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such underpayment occurs, [***] percentage [***], and, (ii) where the underpayment of any royalty payment(s) at issue is greater than [***]% of the amount of such royalty payment(s) actually due under the terms of this Agreement, then Xcel will reimburse POZEN for the reasonable costs and expenses incurred by POZEN in connection with the Audit.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.9.3 Where the Audit relates to payments made by Xcel to POZEN other than royalty payments under Section 8.3 (e.g., payments for Development Fees pursuant to a Study Plan as contemplated by Section 3.3.3 or payments for Manufacturing Liaison Fees as contemplated by Section 4.4): (a) if the Auditor’s Results determine that any payment(s) at issue have been overstated, then (i) POZEN will repay to Xcel the amount of any resulting overpayment within 30 days after receipt of the Auditor’s Results together with interest on any overpayment from the date originally due, calculated at a per annum rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such overpayment occurs, [***] percentage [***], and, (ii) where the overpayment of any payment(s) at issue is greater than [***]% of the amount of such payment(s) actually due under the terms of this Agreement, then POZEN will reimburse Xcel for the reasonable costs and expenses incurred by Xcel in connection with the Audit; and (b) if the Auditor’s Results determine that any underpayment has occurred, then Xcel will pay to POZEN the amount of any resulting underpayment within 30 days after receipt of the Auditor’s Results, after deducting the reasonable costs and expenses incurred by Xcel in connection with the Audit.

8.9.4 In connection with any audits of POZEN’s books and records conducted on behalf of [***] or its Affiliates pursuant to the [***], POZEN will have the right to make available to [***] and its Affiliates any Auditor’s Results with respect to Xcel’s books and records insofar as the same address matters affecting [***] under the [***].

9. INTELLECTUAL PROPERTY

9.1 Ownership. All right, title and interest in and to the Licensed Technology, POZEN Trademarks, and Product Trademarks will remain exclusively with POZEN, subject only to the licenses granted to Xcel under this Agreement. All right, title and interest in and to the Xcel Technology will remain exclusively with Xcel, subject only to the licenses granted to POZEN under this Agreement.

9.2 Patent and Trademark Filing, Prosecution and Maintenance.

9.2.1 As between the Parties, POZEN will have the first right, using counsel of its choice, to prepare, file, prosecute, maintain and obtain extensions of all POZEN Patents and Product Trademarks in the Territory, subject to any obligations POZEN may have to Third Parties with respect to POZEN Patents that are licensed by such Third Party to POZEN. If POZEN undertakes any such activities, then (a) POZEN will bear the costs relating to such activities, (b) POZEN will consider in good faith the interests of Xcel in so doing and (c) POZEN will use Commercially Reasonable Efforts to obtain the strongest commercially reasonable patent or trademark protection (under the circumstances and, as to patent protection, for applications of each POZEN Patent for Royalty Products). POZEN will use reasonable

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

efforts to solicit Xcel’s advice and review of the nature and text of POZEN Patents, applications for Product Trademarks and material prosecution matters related thereto in reasonably sufficient time prior to filing thereof or action thereon, and POZEN will consider in good faith Xcel’s reasonable comments related thereto.

9.2.2 If POZEN, prior or subsequent to filing any POZEN Patent owned by POZEN or any application for a Product Trademark, elects not to file, prosecute or maintain such POZEN Patent or such application for a Product Trademark, then POZEN will give Xcel written notice thereof within a reasonable period prior to allowing such POZEN Patent or such application to lapse or become abandoned or unenforceable, and Xcel will thereafter have the right, at its expense, to assume title and ownership to, and to prepare, file, prosecute and maintain, such POZEN Patent or such application for a Product Trademark.

9.2.3 As between the Parties, Xcel will have the first right, using counsel of its choice, to prepare, file, prosecute, maintain and obtain extensions of all Xcel Patents, subject to any obligations Xcel may have to Third Parties with respect to Xcel Patents that are licensed by such Third Party to Xcel. If Xcel undertakes any such activities, then (i) Xcel will bear the costs relating to such activities, (ii) Xcel will consider in good faith, to the extent that any such Xcel Patent relates to any Licensed Product, the interests of POZEN in so doing and (iii) Xcel will use Commercially Reasonable Efforts to obtain the strongest commercially reasonable patent or trademark protection (under the circumstances and, as to patent protection to the extent that any such Xcel Patent relates to any Licensed Product, for applications of such Xcel Patent for Licensed Products). To the extent that any such Xcel Patent relates to any Licensed Product, Xcel will use reasonable efforts to solicit POZEN’s advice and review of the nature and text of such Xcel Patent and material prosecution matters related thereto in reasonably sufficient time prior to filing thereof or action thereon, and Xcel will consider in good faith POZEN’s reasonable comments related thereto.

9.2.4 If Xcel, prior or subsequent to filing any Xcel Patent owned by Xcel, elects not to file, prosecute or maintain such Xcel Patent, then Xcel will give POZEN written notice thereof within a reasonable period prior to allowing such Xcel Patent to lapse or become abandoned or unenforceable, and POZEN will thereafter have the right, at its expense, to assume title and ownership to, and to prepare, file, prosecute and maintain, such Xcel Patent.

9.3 Improvements.

9.3.1 All Improvements made jointly by employees of POZEN and Xcel (or their Affiliates or Third Party contractors), and all joint Know-How, will be owned jointly by the Parties and each Party will retain full ownership under any Patents resulting therefrom, with full ownership rights in any field and, subject to the licenses granted in Section 7, the right to

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

sublicense without the consent of the other Party, without obligation to account to the other Party. The laws of the United States with respect to joint ownership of inventions will apply in all jurisdictions giving force and effect to this Agreement.

9.3.2 POZEN will disclose any POZEN Improvements to Xcel, and Xcel will disclose any Xcel Improvements to POZEN, in each case promptly after the relevant Party recognizes that any Improvement falls within the definitions set forth in Section 1.44 or 1.64, respectively. Further, each Party will disclose to the other Party all Improvements made jointly by the disclosing Party and the other Party, or its or their Affiliates or Third Party contractors. The disclosing Party will provide such information in reasonable detail, sufficient to permit an understanding of the nature of the Improvements by a practitioner reasonably skilled in the relevant technical or scientific area.

9.3.3 Upon disclosure of a jointly owned Improvement, the Parties will discuss, in good faith, the most appropriate course of action for the protection of such Improvement. Unless the Parties agree that one Party will assume responsibility for filing and prosecution of any Patents with respect to such Improvement, the Parties will retain joint patent counsel for such activities (and will share the costs relating thereto equally).

9.4 Enforcement Rights.

9.4.1 Notification of Infringement. If either Party learns of any misappropriation or any infringement or threatened infringement of the Licensed Technology, the Xcel Technology or the Product Trademarks in the Field and in the Territory (the “Product Rights”), such Party will promptly notify the other Party and will provide such other Party with all available evidence of such misappropriation or infringement.

9.4.2 Enforcement of Patents and Product Rights in the Territory.

(a) Xcel will have the first right, but not the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to infringement or misappropriation of Product Rights, by counsel of its own choice, and will consult with POZEN on any actions that Xcel proposes to take in such action or proceeding. POZEN will have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(b) If Xcel fails to bring an action or proceeding or otherwise take appropriate action in Xcel’s discretion to abate such infringement or misappropriation in the Field and in the Territory within a period of 90 days of written notice by POZEN to Xcel requesting such action, POZEN will have the right, but not the obligation, to bring and control, by counsel of its own choice, any such infringement or misappropriation action or proceeding;

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

provided, however, that POZEN will not be entitled to bring any such action or proceeding if Xcel reasonably objects thereto on the grounds that such action or proceeding could threaten the validity or enforceability of the Licensed Technology or Product Trademarks in the Territory. Xcel will cooperate with POZEN in any such action or proceeding brought by POZEN against a Third Party, and will have the right to consult with POZEN and to participate in and be represented by independent counsel in such litigation at its own expense.

(c) If a Party brings any action or proceeding under this Section 9.4.2, the other Party agrees, at the request and expense of the first Party, to be joined as a party plaintiff to the extent necessary to prosecute the action or proceeding and to give the first Party reasonable assistance and authority to file and prosecute the suit, including reasonable access to the inventors and records related to such action which are under the control of such other Party.

9.4.3 Settlement with a Third Party. The Party that controls the prosecution of a given action under this Section 9.4 will also have the right to control settlement of such action; provided, however, that no settlement will be entered into concerning or affecting the validity or enforceability of (i) the Licensed Technology or the Product Trademarks without the written consent of POZEN or (ii) the Xcel Technology without the written consent of Xcel.

9.4.4 Enforcement Costs and Awards. Each Party will bear its own costs incurred in connection with an action or proceeding brought by a Party pursuant to Section 9.4.2. In the case of an action or proceeding initiated by Xcel, any resulting damage award, after reimbursement of each Party’s expenses, will be deemed Net Sales of Xcel in the Territory and will be subject to the royalty payment obligations set forth in Section 8.3. In the case of an action or proceeding initiated by POZEN, any resulting damage award, after reimbursement of each Party’s expenses, will be shared between the Parties proportionate to each Party’s share of costs and expenses incurred in connection with such action or proceeding.

9.5 Defense and Settlement of Third Party Claims.

9.5.1 Defense. If a Third Party asserts that a patent, trade secret, or other intangible right owned or exclusively licensed by it is infringed or misappropriated by the manufacture, use, sale, or offer for sale of any Licensed Product in the Field in the Territory during the Term, Xcel will establish a plan for a common defense and manage such common defense plan, subject to Section 9.5.2 below. Except as provided in Section 9.5.2, each Party will bear its own costs incurred in connection with any such defense, and POZEN will give Xcel reasonable assistance and authority to defend, including reasonable access to the inventors and records relating to such action which are under the control of POZEN.

9.5.2 Settlement and Damages. Xcel will control settlement of any claim

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

described in Section 9.5.1 above; provided, however, that no settlement will be entered into concerning or affecting the validity or enforceability of the Licensed Technology or the Product Trademarks without the written consent of POZEN. Xcel will be responsible for [***].

9.6 Consequence of Patent Challenge. If Xcel challenges the validity or enforceability of any of the POZEN Patents by any opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof before any governmental agency, court or other similar adjudicative forum (any such proceeding, a “Patent Challenge”), such Patent Challenge will be deemed to be a material breach of this Agreement and POZEN will have the right to terminate this Agreement as provided in Section 14.2 or to terminate all licenses granted under any of the POZEN Patents subject to such Patent Challenge.

10. REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as follows:

10.1.1 Such Party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated;

10.1.2 This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, and the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

10.1.3 Such Party has the full corporate power and authority to enter into this Agreement and to carry out the obligations contemplated hereby;

10.1.4 To the best of such Party’s knowledge, neither it, nor any of its employees, officers, subcontractors or consultants who will perform any activities under this Agreement (i) has been debarred or convicted of a crime for which an entity or person could be debarred under 21 U.S.C. Section 335a, or (ii) is under indictment for a crime for which a person or entity could be debarred under 21 U.S.C. Section 335a; and

10.1.5 It has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2 POZEN Representations and Warranties. POZEN hereby represents and warrants to Xcel as follows:

10.2.1 POZEN has not, and during the term of the Agreement will not, grant any right to any Third Party relating to the Licensed Technology that would conflict with the rights granted to Xcel under this Agreement, and POZEN has [***] the Licensed Technology, [***] that would conflict with the rights granted to Xcel under this Agreement;

10.2.2 POZEN has the right to grant to Xcel the rights and licenses in and to the Licensed Technology set forth in this Agreement;

10.2.3 POZEN has delivered to Xcel complete and accurate copies of all POZEN Patents and all file histories with respect thereto;

10.2.4 To the Knowledge of POZEN, without any formal investigation and without having obtained any patent opinion, (a) the manufacture and Commercialization in the Territory of the Initial Licensed Product and the Autoinjector Presentation [***], and (b) no Third Party is, or has prior to the Effective Date been, [***] represented in the Territory by the Licensed Technology;

10.2.5 As of the Effective Date, POZEN has not [***] (or, to the Knowledge of POZEN, any [***]) for the [***] arising out of the development, manufacture or Commercialization in the Territory of the Initial Licensed Product or the Autoinjector Presentation;

10.2.6 To the Knowledge of POZEN, each person [***] has complied with the obligation under United States federal regulations [***] included in the POZEN Patents, information known by any such person [***];

10.2.7 To the Knowledge of POZEN, none of the POZEN Patents is involved in [***] and POZEN has not received [***] with respect to any of the POZEN Patents;

10.2.8 To the Knowledge of POZEN, without any formal investigation and without having obtained any legal opinion, (a) [***] as to each POZEN Patent [***] and (b) no information exists which could reasonably [***] any claim in any POZEN Patent;

10.2.9 As of the Effective Date, the [***] with the PTO;

10.2.10 As of the Effective Date, POZEN has not received any written statement or assertion (or, to the Knowledge of POZEN, any other statement or assertion) that (a) [***] or (b) any Third Party is aware of any basis as to the future potential [***] any claim of any of the POZEN Patents;

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2.11 To the Knowledge of POZEN, each patent application included within the POZEN Patents has been [***];

10.2.12 As of the Effective Date, all registration, maintenance and renewal fees in connection with each POZEN Patent have been paid;

10.2.13 As of the Effective Date, (a) POZEN has exercised reasonable efforts to [***], (b) to the Knowledge of POZEN, POZEN has disclosed [***], (c) to the Knowledge of POZEN, POZEN has [***] in connection with the Licensed Technology [***] under which such employees and consultants [***] by them in the course of their employment with POZEN, to the extent that [***], and (d) to the Knowledge of POZEN, none of the activities of any such employee or consultant, in providing services to POZEN, [***];

10.2.14 With respect to the Licensed Technology and any Licensed Product in the Territory, (a) to the Knowledge of POZEN, all required [***] have been made to appropriate governmental or regulatory authorities, all appropriate [***] and [***] have been made and all required [***] have been made and appropriate [***] have been taken, and (b) as of the Effective Date, there is [***] pending or, to the Knowledge of POZEN, threatened;

10.2.15 As of the Effective Date, (a) POZEN has made available to Xcel [***] regulatory filings made by POZEN with the FDA in respect of the Initial Licensed Product, (b) such regulatory filings are [***] and [***] regulatory filings and governmental registrations made by or issued to POZEN in the Territory that relate to the Initial Licensed Product, and (c) POZEN has made available to Xcel copies of [***] governmental correspondence in its possession (including copies of official notices, citations or decisions) relating to such regulatory filings;

10.2.16 Other than the Licensed Technology, there are no [***] that are necessary for Xcel to (i) develop, manufacture or Commercialize the Initial Licensed Product or the Autoinjector Presentation or (ii) perform Xcel’s obligations under this Agreement;

10.2.17 To the Knowledge of POZEN, (a) POZEN has been at all times up to the Effective Date [***] the development of the Initial Licensed Product, and (b) POZEN has received no notice from any governmental or regulatory authority [***] the development of the Initial Licensed Product which non-compliance would have [***] on the Commercialization of the Initial Licensed Product in the Territory;

10.2.18 As of the Effective Date, there is [***] pending or, to the Knowledge of POZEN, threatened [***] in connection with (i) any of the Licensed Technology, (ii) any

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Licensed Product or (iii) POZEN’s performance under this Agreement; and POZEN is not subject to any order, ruling or judgment of any governmental or regulatory authority that [***] the ability of POZEN to perform its obligations under this Agreement; and

10.2.19 As of the Effective Date POZEN has made available to Xcel [***] records and information (including all toxicology data, clinical studies, manufacturing process data and other information) in the possession of POZEN regarding the Licensed Technology or any Licensed Product that either (i) would be [***] or (ii) would be [***]; all such records and information (including all toxicology data, clinical studies, manufacturing process data and other information) are, to the Knowledge of POZEN, [***].

10.3 Limitation of Warranty. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, (i) NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY AND (ii) EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, WITH RESPECT TO ANY MATERIALS, INFORMATION, SERVICES, OR LICENSES PROVIDED TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT.

10.4 Performance by Affiliates. The Parties recognize that each Party may elect to perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party will remain responsible for the performance by such Affiliates and will cause any such Affiliates to accept in writing to be bound by the terms of this Agreement, and to comply with the provisions of this Agreement in connection with such performance (such Affiliates being “Performing Affiliates”). Acts or omissions of any Performing Affiliates or Controlled Affiliates of a Party that, if performed by such Party, would constitute a breach of this Agreement, will be deemed a breach of this Agreement by such Party. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an Affiliate, for any obligation or performance hereunder prior to proceeding directly against such Party.

11. INDEMNIFICATION

11.1 Indemnification by Xcel. Except to the extent of POZEN’s indemnification obligation as set forth in Section 11.2 below, and except to the extent caused by POZEN’s or its Affiliates’ negligent, reckless or willful acts or omissions, Xcel will indemnify, defend and hold POZEN and its directors, officers, employees, agents and Affiliates harmless from and against any liabilities, damages, costs or expenses, including reasonable attorneys’ fees (collectively, “Losses”), to the extent arising out of, relating to or resulting from (a) the development, manufacture, use, or sale of any Licensed Product by or on behalf of Xcel after the Effective

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Date, including any product liability regardless of whether based on strict liability, breach of warranty, tort or other legal theory, (b) the breach by Xcel of any of its representations, warranties or obligations contained in this Agreement, or (c) the gross negligence or willful misconduct of Xcel or its Affiliates.

11.2 Indemnification by POZEN. Except for Xcel’s indemnification obligation as set forth in the preceding Section 11.1, and except to the extent caused by Xcel’s or its Affiliates’ negligent, reckless or willful acts or omissions, POZEN will indemnify, defend and hold Xcel and its directors, officers, employees, agents and Affiliates harmless from and against any Losses which arise from any claim, lawsuit or other action to the extent such Losses arise out of, relate to or result from (a) the development, manufacture, use, or sale of any Licensed Product prior to the Effective Date, including any product liability regardless of whether based on strict liability, breach of warranty, tort or other legal theory, (b) the development, manufacture, use, or sale of any Licensed Product or any Foreign Licensed Product by or on behalf of POZEN other than by or on behalf of Xcel, including any product liability regardless of whether based on strict liability, breach of warranty, tort or other legal theory, (c) the use of any Xcel Technology or any rights referenced in Section 7.3.3 by POZEN or any sublicensee of POZEN, (d) the breach by POZEN of any of its representations, warranties or obligations contained in this Agreement, or (e) the gross negligence or willful misconduct of POZEN or its Affiliates.

11.3 Indemnification Procedures. A Party which intends to claim indemnification under Section 11.1 or 11.2 of this Agreement (the “Indemnitee”) will promptly notify the other Party (the “Indemnitor”) in writing of any claim, lawsuit or other action in respect of which the Indemnitee or any of its directors, officers, employees, and Affiliates intend to claim such indemnification within a reasonable period of time after the assertion of such claim; provided, however, that the failure to provide written notice of such claim within a reasonable period of time will not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is prejudiced by such failure to provide prompt notice. The Indemnitor will have the right to assume the complete control of the defense, compromise or settlement of any such claim without the prior written consent of such Indemnitee (although no settlement will be entered into concerning or affecting the validity or enforceability of (a) the Licensed Technology or the Product Trademarks without the written consent of POZEN or (b) the Xcel Technology without the written consent of Xcel). The Indemnitor will, if it elects to assume control, at its own expense employ legal counsel to defend the claim at issue. At any time after the Indemnitor has assumed defense of a claim, the Indemnitor may exercise, on behalf of the Indemnitee, any rights which may mitigate the extent or amount of such claim; provided, however, that the Indemnitee: (x) may, in its sole discretion and at its own expense, employ legal counsel to represent it (in addition to the legal counsel employed by the Indemnitor) in any such matter, and in such event legal counsel selected by the Indemnitee will be required to confer and cooperate with such counsel of the Indemnitor in such defense, compromise or settlement for the purpose

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

of informing and sharing information with the Indemnitor; (y) will, at its own expense, make available to Indemnitor those employees, officers and directors of Indemnitee whose assistance, testimony or presence is necessary, useful or appropriate to assist the Indemnitor in evaluating and in defending any such claim; provided, however, that any such access will be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Indemnitee; and (z) will otherwise fully cooperate with the Indemnitor and its legal counsel in the investigation and defense of such claim.

11.4 Insurance. Each Party will maintain commercially reasonable insurance coverage commensurate with its obligations under this Agreement. As regards Xcel, such commercially reasonable insurance coverage will include comprehensive general liability insurance coverage, including products liability which carries a minimum limit of not less than US $10,000,000 upon the Commercial Launch of the Initial Licensed Product, and Xcel will provide POZEN with a certificate of insurance, naming POZEN as additionally insured, evidencing to POZEN such coverage.

12. LIMITATION OF LIABILITY

IN NO EVENT WILL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF SUCH OTHER PARTY, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO DAMAGES ARISING FROM A BREACH OF SECTION 13 OR AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILLFUL PATENT INFRINGEMENT.

13. CONFIDENTIALITY, PUBLICATIONS, PUBLICITY

13.1 Confidential Information. Any information or materials communicated by one Party to the other Party pursuant to this Agreement or the Confidential Disclosure Agreement between the Parties dated February 27, 2003 will be deemed “Confidential Information” of the disclosing Party if (a) such information or materials are marked “confidential” or with a similar legend, or (b) such information or materials, if disclosed orally or visually, are identified as being confidential at the time of such oral or visual disclosure, and thereafter reduced to writing, marked “confidential” or with a similar legend, and sent to the other Party within 30 days of such oral or visual disclosure, or (c) such information or materials would, due to the nature thereof or the circumstances surrounding disclosure, appear to a reasonable person to be confidential or proprietary. Notwithstanding the preceding sentence, “Confidential Information” will not be deemed to include information that the receiving Party can demonstrate, by competent written proof:

13.1.1 At the time of disclosure is published or is publicly known or otherwise in the public domain, other than through any act or omission by the receiving Party;

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.1.2 Was already known to the receiving Party, other than under an obligation of confidentiality or non-use, prior to the time of disclosure;

13.1.3 Is disclosed to the receiving Party in good faith, without an obligation of confidentiality, by a Third Party not under any obligation of confidence with respect to such information; or

13.1.4 Is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information.

13.2 Treatment of Confidential Information. The Parties agree that during the Term and for 7 years after its expiration or termination for any reason whatsoever, a Party receiving Confidential Information of the other Party will: (a) treat any such Confidential Information disclosed to it by the other Party as strictly confidential; (b) except as necessary in the performance of this Agreement, not disclose such Confidential Information to Third Parties without the prior written consent of the other Party, other than to its Affiliates, collaborators or any consultants, provided that such disclosure be under confidentiality agreements with provisions comparable to those contained in this Agreement; (c) not use such Confidential Information for purposes other than those authorized expressly herein; and (d) use reasonable efforts to prevent inadvertent disclosure of such Confidential Information.

13.3 Access. Access to Confidential Information will be limited to those employees or consultants of the Party receiving such information or of such Party’s Affiliates who reasonably require such information in order to carry out activities authorized pursuant to this Agreement. Such employees or consultants will be advised of the confidential nature of the Confidential Information and the related confidentiality undertaking.

13.4 Permitted Disclosures.

13.4.1 Notwithstanding any other provision in this Agreement, a receiving Party may disclose Confidential Information of the disclosing Party to the extent such disclosure is required by law or court order, provided that the receiving Party gives the disclosing Party prompt written notice of the requirement to disclose and reasonably cooperates with the disclosing Party to seek a protective order or other restrictions on the disclosure of such Confidential Information of the disclosing Party. Any such required disclosure will be limited

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

only to that Confidential Information that is required to be disclosed and such disclosed Confidential Information will remain Confidential Information hereunder despite the required disclosure.

13.4.2 Notwithstanding anything herein to the contrary, any Party (and any employee, representative, or other agent of any Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that no Party will be permitted to disclose such tax treatment or tax structure to the extent that such disclosure would constitute a violation of federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the Parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any Party to a transaction or any sensitive business information (including, without limitation, the name and other specific information about any Party’s intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

13.5 Return of Confidential Information. Upon termination or expiration of this Agreement, each Party hereto and its Affiliates will return all Confidential Information of the other Party in their possession to the other Party; provided, however, that each Party may retain: (a) a single archival copy of the Confidential Information of the other Party solely for the purpose of determining the extent of disclosure of Confidential Information hereunder and assuring compliance with the surviving provisions of this Agreement; (b) any portion of the Confidential Information of the other Party which is contained in a Party’s laboratory notebooks; and (c) any portion of the Confidential Information of the other Party which a Party is required by mandatory applicable law to retain.

13.6 Confidentiality of the Agreement Terms. Neither Party will disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party; provided, however, that either Party may disclose the terms of this Agreement (a) to actual or prospective investors and corporate partners, (b) to a Party’s accountants, attorneys and other professional advisors, and (c) as required by applicable laws and regulations of the U.S. Securities and Exchange Commission, any stock exchange on which a Party’s stock is traded and any inter-dealer quotation system on which trading information for a Party’s stock is quoted. As part of any filing of this Agreement pursuant to the foregoing clause (c), the filing Party will provide the other Party with the opportunity to review and comment on proposed redactions to this Agreement for purposes of such filing (although the filing Party will have no obligation in the event that such redactions are not made or accepted as part of such filing).

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.7 Publications. Except for Excepted Communications and information which has already been published or is otherwise within the public domain, neither Party may present or publish research results arising from this Agreement, including, without limitation, any research results which relate to the use of the Licensed Technology in the Field, whether in a thesis, scientific publication, conference or otherwise, without the prior written consent of the other Party. Intended presentations or publications will be presented in writing to the other Party in the English language for review and comment at least 30 days prior to the time which the presentation or publication is proposed for submission to any Third Party. Within such 30-day period and at least 5 business days prior to the time which the presentation or publication is proposed for submission to any Third Party, the other Party will provide notice whether it has any comments or objection to the proposed presentation or publication. The submitting Party will consider in good faith all comments by the reviewing Party. If a reasonable objection is raised (because, for example, the contents of the presentation or publication contain patentable subject matter for which patent protection should be sought, or because the presentation or publication discloses Confidential Information of the other Party which constitutes proprietary trade secrets or Know-How), then submission of the presentation or publication will be delayed, unless and until such time as consent to submission of the presentation or publication is given. Each Party may be acknowledged on any publication or presentation by the other Party in accordance with generally accepted rules of authorship.

13.8 Publicity. Promptly following the Effective Date, the Parties will publish a mutually agreed joint press release. Neither Party will make any public announcement concerning the existence of or the terms of this Agreement, without the prior written approval of the other Party with regard to the form, content and precise timing of such announcement, except such as may be required to be made by either Party in order to comply with applicable law, regulations, court order, or tax or securities filings. Prior to any such public announcement, the Party wishing to make the announcement will submit a draft of the proposed announcement to the other Party not less than 3 business days in advance to enable the other Party to consider and comment thereon. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 13.8 is intended to prohibit either Party from republishing or restating information relating to this Agreement that has already been approved by the other Party for use in a prior press release or public announcement.

14. TERM AND TERMINATION

14.1 Term of the Agreement. The term of this Agreement (the “Term”) will commence on the Effective Date and, unless terminated earlier pursuant to Section 3.4.4 or this Section 14, will expire at the end of the Royalty Term.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.2 Termination for Material Breach. In the event of a material breach of this Agreement by either Party which is not cured within 60 days following receipt of written notice of such breach from the non-breaching Party (or, as applicable, (i) 15 days following receipt of such written notice in the event the breach involves a payment which is not the subject of a bona fide dispute or (ii) 180 days following receipt of such written notice if the breaching party is attempting to cure the breach at issue and is exercising Commercially Reasonable Efforts with respect thereto), the non-breaching Party will have the right to terminate this Agreement by written notification to the other Party, effective immediately upon receipt.

14.3 Termination for Abandonment of POZEN NDA. If this Agreement terminates pursuant to Section 3.1.5, POZEN will pay to Xcel a withdrawal fee in the amount set forth in Exhibit A attached hereto within 15 days of such termination.

14.4 Termination at Will. Xcel will have the right to terminate this Agreement for any or no reason by providing written notice of such termination not less than 12 months prior to the date of termination; provided that Xcel may not provide such notice of termination prior to the fifth anniversary of the First Commercial Sale Date of the first Licensed Product sold by Xcel under this Agreement. Promptly after receipt of such notice, the Parties will meet to prepare a transition plan for the orderly transfer of the Commercialization and the development (if any) of the Licensed Products from Xcel to POZEN or a Third Party designated by POZEN. If POZEN or a Third Party designated by POZEN are in a position to assume such Commercialization or development prior to the termination date identified in the termination notice in accordance with this Section 14.4, such termination date will be accelerated upon POZEN’s request.

15. CONSEQUENCES OF TERMINATION

15.1 General. No termination of this Agreement will relieve any Party from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have under this Agreement or at law or in equity which accrued or are based upon any event occurring prior to such termination.

15.2 Termination Prior to Expiration. If this Agreement is terminated prior to its expiration, then:

(a) the rights and licenses granted by POZEN to Xcel under this Agreement will terminate immediately;

(b) all Regulatory Approvals will be assigned and transferred by Xcel to POZEN, and Xcel will promptly take all actions and execute such documents as requested by POZEN to effect such transfer to POZEN;

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) Xcel will transfer to POZEN such quantities of Licensed Product in Xcel’s inventory as may be requested by POZEN no later than 30 days of such termination and POZEN will pay to Xcel an amount equivalent to [***] such Licensed Product, provided POZEN will buy all such Licensed Product that has at least [***] of shelf life at the time this Agreement is terminated and Xcel will be entitled, notwithstanding any provision herein to the contrary, to sell (or have sold) all other Licensed Product in its inventory for up to three months following the termination of this Agreement provided that the terms of this Agreement, including Xcel’s royalty payment obligations in Section 8, will apply with respect to such sales (excluding any transfers to POZEN) as if this Agreement was still in effect;

(d) at POZEN’s election, Xcel will transfer and cause its Affiliates and agents to transfer to POZEN any or all Promotional Materials, and POZEN will (i) pay to Xcel an amount [***] of such Promotional Materials, and (ii) sticker-over any Xcel Trademarks prior to the use of any such Promotional Materials;

(e) POZEN will, insofar as Xcel is concerned, have the exclusive right to develop, make, have made, use, and Commercialize Licensed Products in the Territory alone or with or through a Third Party; and

(f) the licenses granted to POZEN in Section 7.3 are worldwide (but non-exclusive in the Territory), fully paid, perpetual and irrevocable.

15.3 Manufacturing Agreements. With respect to any agreements entered into by Xcel with [***]: (i) if this Agreement is terminated by POZEN pursuant to Section 14.2, POZEN will assume such agreements (if permitted by such agreements); (ii) if this Agreement is terminated by Xcel pursuant to Section 3.4.4 or Section 14.2, POZEN will assume such agreements if Xcel so elects (and if permitted by such agreements); and (iii) if this Agreement is terminated by [***] pursuant to Section 14.4, [***] may assume such agreements if [***] so elects (and if permitted by such agreements).

15.4 Licenses Upon Expiration. Upon expiration of this Agreement pursuant to Section 14.1: (a) the licenses granted to Xcel in Section 7.1 are fully paid, perpetual and irrevocable, subject to the provisions of Section 5.4 relating to payment of a royalty for use of the Product Trademarks; and (b) the licenses granted to POZEN in Section 7.3 are fully paid, perpetual and irrevocable.

15.5 Survival.

15.5.1 In the event of any expiration or termination of this Agreement, the

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

following sections will survive (together with the definitions of any defined terms used therein as well as any other provisions to the extent cross-referenced or invoked thereby): Sections 3.5, 3.7, 4.1.2 (unless this Agreement is terminated pursuant to Section 3.4.4 or 3.1.5 or pursuant to POZEN’s breach under Section 14.2), 5.4.6, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 9.1, 10.3, 11, 12, 13, 15, 16, and 17. All other provisions, including all rights and obligations thereunder, will terminate and be of no further force and effect.

15.5.2 Section 5.4 (together with the definitions of any defined terms used therein as well as any other provisions to the extent cross-referenced or invoked thereby) and Section 9 (with respect to the provisions pertaining to the Product Trademarks and Designated POZEN Trademarks, together with the applicable definitions of any defined terms used therein as well as any other applicable provisions cross-referenced or invoked thereby) will survive the expiration of this Agreement.

16. DISPUTE RESOLUTION

16.1 Discussions. The Parties will try to settle their differences amicably between themselves. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the performance or alleged non-performance of a Party of its obligations under this Agreement (a “Dispute”), a Party may notify the other Party in writing of such Dispute. If the Parties are unable to resolve the Dispute within 20 days of receipt of the written notice by the other Party, such Dispute will be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who will use their good faith efforts to resolve the Dispute within 10 days after it was referred to the Chief Executive Officers.

16.2 Arbitration.

16.2.1 Any Dispute that is not resolved as provided in the preceding Section 16.1, whether before or after termination of this Agreement, will be referred to binding arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section 16.2. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be.

16.2.2 The demand for arbitration will be made within a reasonable time after the Dispute has arisen, and in any event will not be made after the date when institution of legal or equitable proceedings, based on such Dispute, would be barred by the applicable statute of limitations. The arbitration panel will consist of three (3) arbitrators, one (1) of whom will be appointed by each Party. The two (2) arbitrators thus appointed will choose the third arbitrator; provided, however, that if the two (2) arbitrators are unable to agree on the appointment of the third arbitrator, either arbitrator may petition the American Arbitration Association to make the appointment.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.2.3 The provisions of Federal Rules of Civil Procedure sections governing discovery are incorporated in and made a part of this Agreement. Depositions may be taken and full discovery may be obtained in any arbitration commenced under this provision.

16.2.4 The arbitrators will, within 15 days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrator are authorized to award compensatory damages consistent with the terms of this Agreement, but are NOT authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The arbitrators are authorized to grant any temporary, preliminary or permanent equitable remedy or relief they deem just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.

16.2.5 The place of arbitration will be New York, New York. Each Party will bear and pay its own expenses incurred in connection with any dispute resolution under this Section 16.2.

16.3 Patents and Other Intellectual Property. Notwithstanding any provision of this Agreement to the contrary, any Dispute relating to a Party’s intellectual property rights or Confidential Information will be submitted exclusively to any court of competent jurisdiction in the State of New York and, by execution and delivery of this Agreement, each party (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby as contemplated by this Section 16.3, and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

17. MISCELLANEOUS

17.1 Further Assurances. At any time during the Term, Xcel and POZEN each will, at the request of the other Party, use reasonable efforts to (a) deliver to the other Party such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

instruments of transfer or license, and (c) take or cause to be taken all such other actions, as a Party may reasonably deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

17.2 Assignment. Neither Party will assign its rights or obligations under this Agreement to any Third Party, without the prior written consent of the other Party; except that either Party may assign such rights and obligations to a Third Party in connection with a merger, acquisition, consolidation, transfer or sale of all or substantially all of the assets of a Party (collectively, a “Change of Control Event”) provided that such Third Party agrees in writing to be bound by all of the terms and conditions of this Agreement. All permitted assignments by either Party of any of its rights under this Agreement will be subject to all of the terms and conditions of this Agreement. Any purported assignment not permitted under the terms of this Agreement will be null, void, and of no effect. Notwithstanding anything in this Agreement, the POZEN Know-How, POZEN Improvements, and POZEN Patents, as well as the Xcel Know-How, Xcel Improvements, and Xcel Patents do not include any intellectual property held by a permitted successor prior to the Change of Control Event of the relevant Party.

17.3 Independent Contractors. The Parties are independent contractors. Nothing contained herein will constitute either Party the agent of the other Party for any purpose whatsoever, or constitute the Parties as partners or joint venturers. Employees of each Party remain employees of said Party and will be considered at no time agents of or owing a fiduciary duty to the other Party. Neither Party will have any implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement or undertaking with any Third Party.

17.4 Waiver. The failure of either Party to enforce any provision of this Agreement at any time will not be construed as a present or future waiver of such or any other provision of this Agreement. The express waiver by either Party of any provision or requirement hereunder will not operate as a future waiver of such or any other provision or requirement and will be effective only if set forth in a written instrument signed by a duly authorized representative of the Party waiving such provision or requirement.

17.5 Amendment. The Parties may amend, modify or alter any of the provisions of this Agreement, but such amendment, modification or alteration will be valid and binding on either Party only if made by a written instrument that explicitly refers to this Agreement and that is signed by a duly authorized representative of each Party.

17.6 Severability. In the event that any provision in this Agreement is held to be unlawful or invalid in any jurisdiction, the meaning of such provision will be construed to the greatest extent possible so as to render it enforceable. If no such construction can render such

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

provision enforceable, it will be severed. The remainder of this Agreement will remain in full force and effect, and the Parties will negotiate in good faith a reasonable substitute provision that is valid and enforceable in such jurisdiction. If the Parties are unable to agree on a substitute provision, and if the unlawful or invalid provision was an essential element of this Agreement without which one of the Parties would not have entered into this Agreement, as evidenced by this Agreement as a whole, then such Party may terminate this Agreement by written notice to the other Party effective upon receipt.

17.7 Notice. All notices hereunder must be given in writing and will be deemed given if delivered personally or by facsimile transmission (receipt confirmed), mailed by registered or certified mail (return receipt requested) with postage prepaid, or sent by express courier service (FedEx or other reputable, internationally recognized courier service), to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice; provided that notices of a change of address will be effective only upon receipt thereof):

If to POZEN:	POZEN, Inc.
1414 Raleigh Road
Suite 400
Chapel Hill, NC 27517
Attention: President
Facsimile: (919) 913-1039

With copies to:	Cooley Godward LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656
Attention: Matthias Alder
Facsimile: (703) 456-8100

If to Xcel:	Xcel Pharmaceuticals, Inc.
6363 Greenwich Drive
Suite 100
San Diego, CA 92122
Attention: Chief Financial Officer
Facsimile: (858) 202-2799

With copies to:	Pillsbury Winthrop LLP
11682 El Camino Real
Suite 200
San Diego, CA 92130
Attention: Mike Hird
Facsimile: (858) 509-4010

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.8 Force Majeure. Neither Party will be deemed to be in breach of this Agreement as a result of default, delay or failure to perform by such Party which is due to any cause beyond the reasonable control of such Party, including without limitation, fire, earthquake, acts of God, severe weather, acts of war, strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities (except actions in response to a breach of applicable laws by such Party), or epidemics. In the event of any such force majeure, the Party affected will promptly notify the other Party, will use commercially reasonable efforts to overcome such force majeure, and will keep the other Party informed with respect thereto. If such force majeure continues for a period of more than 180 days, the Party not subject to such force majeure may terminate this Agreement by written notice to the other Party.

17.9 Counterparts. This Agreement may be executed by the Parties in one or more identical counterparts, all of which together will constitute this Agreement. If this Agreement is executed in counterparts, no signatory hereto will be bound until both Parties have duly executed a counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of the originally executed counterpart of this Agreement.

17.10 Governing Law. This Agreement will be governed by, and construed an interpreted in accordance with, the laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the right and duties of the Parties.

17.11 Construction. Unless used in combination with the word “either,” the word “or” is used throughout this Agreement in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. References to Sections are references to Sections of this Agreement. The term “including” as used herein will mean including, without limiting the generality of any description preceding such term. Whenever, in this Agreement, the consent, approval or agreement of the other Party is required in order for a Party to take certain actions, the Parties agree that such consent, approval or agreement may not be unreasonably withheld or delayed. No rule of strict construction will be applied against either Party. Unless expressly provided herein to the contrary, all time limits, notice periods, deadlines or the like described herein will be governed by the follow parameters: (i) for all time periods that are 5 days in length or less, such periods will be deemed to be business days, and (ii) for all time periods greater than 5 days in length will be deemed to be calendar days. References to “$” or “dollars” mean US dollars.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.12 Entire Agreement. This Agreement, including any Exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and negotiations, whether oral or written, with respect to such subject matter.

The Parties have caused this Agreement to be executed as of the Effective Date by signature of their duly authorized representatives.

POZEN Inc.

By:
John R. Plachetka, Pharm. D.

Title:	Chairman, President and CEO

Xcel Pharmaceuticals, Inc.

By:
Michael T. Borer

Title:	President and CEO

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

WITHDRAWAL FEE

US$1,000,000

EXHIBIT B

OUTLINE OF AUTOINJECTOR DEVELOPMENT PLAN

Outline of Development Program:

*	Selection of design features for autoinjector

*	Manufacturing and packaging of cGMP batch

*	Phase I Bioequivalency study

*	Completion of sNDA

*	Filing of sNDA

SNDA Target Submission Timeline:

*	September 2004

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C

OUTLINE OF MARKETING PLAN FOR INITIAL LICENSED PRODUCT

1.	Situational Analysis
	1.1.	Market Assessment
1.1.1. Market Definition
1.1.2. Market Trends
1.1.3. Prescription Trends
	1.2.	Competitive Assessment
1.2.1. Current Competitors
1.2.2. Near-term Competitors
	1.3.	Customer Assessment
1.3.1. Target Audiences
1.3.2. Sales Force Deployment
	1.4.	Pricing Analysis
	1.5.	Sales Projection

2.	Brand Objectives

3.	Key Strategic Objectives
	3.1.	Marketing Strategies
3.1.1. Product Profile
3.1.2. Product Assessment
3.1.3. Positioning
3.1.4. Branding
	3.2.	Third Party Access
	3.3.	Distribution Strategies
	3.4.	Training Strategies

4.	Tactical Initiatives
	4.1.	Trade Name
	4.2.	Branding
	4.3.	Packaging Design
	4.4.	Distribution
	4.5.	Publications
	4.6.	Thought Leader Development
	4.7.	Association Relations
	4.8.	Medical Education
	4.9.	Patient Education
	4.10.	Stocking
	4.11.	Promotional Materials
	4.12.	Journal Advertising
	4.13.	Website/Internet
	4.14.	Direct Mail
	4.15.	Conventions

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.	Development Plan
	5.1	Investigator sponsored Studies (Xcel Post-Approval Studies)
	5.2	Other Development Programs

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT D

CERTAIN POZEN PATENTS

US Patent No. 6,495,535

US Patent Application 10/281,982

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT E

CERTAIN XCEL PATENTS

None.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT F

Co-Promotion Agreement Dispute Resolution Procedure

The Parties will enter into Dispute Resolution pursuant to Section 16.2 of the Agreement, although as part of any arbitration regarding the negotiation of a co-promotion agreement pursuant to Section 5.3.2 of the Agreement, each Party will prepare and deliver to both the arbitrators and the other Party its proposed co-promotion agreement and a memorandum (the “Support Memorandum”) in support thereof. The arbitrators will also be provided with a copy of the Agreement. Within 10 days after receipt of the other Party’s Support Memorandum, each Party may submit to the arbitrators (with a copy to the other Party) a rebuttal to the other Party’s Support Memorandum, which may include a revision, marked to show changes, of either Party’s proposed co-promotion agreement. Neither Party may have communications (either written or oral) with the arbitrators other than for the sole purpose of engaging the arbitrators or as expressly permitted in this paragraph.

Within 10 days after the Arbitration Commencement Date, the arbitrators will select from the two co-promotion agreements provided by the Parties the co-promotion agreement that a majority of the arbitrators believe most accurately reflects the intention of the Parties to this Agreement and the industry customs regarding the co-promotion of comparable pharmaceutical products (the “Selected Agreement”). The Selected Agreement will become a binding and enforceable agreement between POZEN and Xcel.

The arbitrators will have reasonable discretion to request additional information, hold a hearing, and extend the time frame for reaching their decision regarding the dispute at issue.

The arbitrators’ fees and expenses will be paid by the Party whose form of co-promotion agreement is not selected by the arbitrators. Each Party will bear and pay its own expenses incurred in connection with any dispute resolution under this Exhibit.

Except as noted, the other provisions relevant to Dispute Resolution will apply.

CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR THE REDACTED PORTIONS OF THE AGREEMENT THAT ARE MARKED WITH ASTERISKS AND BRACKETS ([***]). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.